EXHIBIT 4.7

================================================================================

                                     PREPARED BY AND UPON RECORDATION RETURN TO:

                                                               Alston & Bird LLP
                                                             One Atlantic Center

                                                      1201 West Peachtree Street
                                                     Atlanta, Georgia 30309-3424
                                                     Attn: Christina K. Braisted

                                                              Loan No. 6 103 650

                     CORNERSTONE REALTY INCOME TRUST, INC.,
                       a Virginia corporation, as grantor

                                   (Borrower)

                                       to

             THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as grantee

                                    (Lender)

                        ---------------------------------

                   DEED TO SECURE DEBT AND SECURITY AGREEMENT

                        ---------------------------------

                        Dated: As of September ___, 1999

                                   Locations:
                      Ashley Run, Gwinnett County, Georgia
                      Stone Brook, Gwinnett County, Georgia
                      Spring Lake, Clayton County, Georgia

================================================================================

                                    CONTENTS

ARTICLE I         OBLIGATIONS............................................................................3

         SECTION 1.01      OBLIGATIONS...................................................................3

         SECTION 1.02      LOAN DOCUMENTS................................................................3


ARTICLE II        REPRESENTATIONS AND WARRANTIES.........................................................4

         SECTION 2.01      TITLE, LEGAL STATUS AND AUTHORITY.............................................4

         SECTION 2.02      VALIDITY OF LOAN DOCUMENTS....................................................4

         SECTION 2.03      LITIGATION....................................................................4

         SECTION 2.04      STATUS OF PROPERTY............................................................5

         SECTION 2.05      TAX STATUS OF BORROWER........................................................5

         SECTION 2.06      BANKRUPTCY AND EQUIVALENT VALUE...............................................5

         SECTION 2.07      DISCLOSURE....................................................................6

         SECTION 2.08      ILLEGAL ACTIVITY..............................................................6


ARTICLE III       COVENANTS AND AGREEMENTS...............................................................6

         SECTION 3.01      PAYMENT OF OBLIGATIONS........................................................6

         SECTION 3.02      CONTINUATION OF EXISTENCE.....................................................6

         SECTION 3.03      TAXES AND OTHER CHARGES.......................................................6

         SECTION 3.04      DEFENSE OF TITLE, LITIGATION, AND RIGHTS UNDER LOAN DOCUMENTS.................7

         SECTION 3.05      OPERATION AND MAINTENANCE OF PROPERTY.........................................8

         SECTION 3.06      INSURANCE.....................................................................9

         SECTION 3.07      DAMAGE AND DESTRUCTION OF PROPERTY...........................................10

         SECTION 3.08      CONDEMNATION.................................................................12

         SECTION 3.09      LIENS AND LIABILITIES........................................................13

         SECTION 3.10      TAX AND INSURANCE DEPOSITS...................................................13

         SECTION 3.11      ERISA........................................................................14

         SECTION 3.12      ENVIRONMENTAL REPRESENTATIONS, WARRANTIES, AND COVENANTS.....................15

         SECTION 3.13      ELECTRONIC PAYMENTS..........................................................16

         SECTION 3.14      INSPECTION...................................................................17

         SECTION 3.15      RECORDS, REPORTS, AND AUDITS.................................................17

         SECTION 3.16      BORROWER'S CERTIFICATES......................................................18

         SECTION 3.17      FULL PERFORMANCE REQUIRED;  SURVIVAL OF WARRANTIES...........................18

         SECTION 3.18      ADDITIONAL SECURITY..........................................................19

         SECTION 3.19      FURTHER ACTS.................................................................19


ARTICLE IV        ADDITIONAL ADVANCES; EXPENSES; SUBROGATION............................................19

         SECTION 4.01      EXPENSES AND ADVANCES........................................................19

         SECTION 4.02      SUBROGATION..................................................................20


ARTICLE V         SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY........................................20

         SECTION 5.01      DUE-ON-SALE OR ENCUMBRANCE...................................................20


ARTICLE VI        DEFAULTS AND REMEDIES.................................................................23

         SECTION 6.01      EVENTS OF DEFAULT............................................................23

         SECTION 6.02      REMEDIES.....................................................................24

         SECTION 6.03      EXPENSES.....................................................................26

         SECTION 6.04      RIGHTS PERTAINING TO SALES...................................................26

         SECTION 6.05      APPLICATION OF PROCEEDS......................................................27

         SECTION 6.06      ADDITIONAL PROVISIONS AS TO REMEDIES.........................................27

         SECTION 6.07      WAIVER OF RIGHTS AND DEFENSES................................................27


ARTICLE VII       SECURITY AGREEMENT....................................................................28

         SECTION 7.01      SECURITY AGREEMENT...........................................................28


ARTICLE VIII      LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES......................................28

         SECTION 8.01      LIMITED RECOURSE LIABILITY...................................................28

         SECTION 8.02      GENERAL INDEMNITY............................................................28

         SECTION 8.03      TRANSACTION TAXES INDEMNITY..................................................29

         SECTION 8.04      ERISA INDEMNITY..............................................................29

         SECTION 8.05      ENVIRONMENTAL INDEMNITY......................................................29

         SECTION 8.06      DUTY TO DEFEND, COSTS AND EXPENSES...........................................29

         SECTION 8.07      RECOURSE OBLIGATION AND SURVIVAL.............................................29


ARTICLE IX        ADDITIONAL PROVISIONS.................................................................30

         SECTION 9.01      USURY SAVINGS CLAUSE.........................................................30

         SECTION 9.02      NOTICES......................................................................30

         SECTION 9.03      SOLE DISCRETION OF LENDER....................................................31

         SECTION 9.04      APPLICABLE LAW AND SUBMISSION TO JURISDICTION................................31

         SECTION 9.05      CONSTRUCTION OF PROVISIONS...................................................31

         SECTION 9.06      TRANSFER OF LOAN.............................................................32

         SECTION 9.07      MISCELLANEOUS................................................................32

         SECTION 9.08      ENTIRE AGREEMENT.............................................................33

         SECTION 9.9       WAIVER OF TRIAL BY JURY......................................................33


ARTICLE X         PARTIAL RELEASE/SUBSTITUTION OF COLLATERAL............................................33

         SECTION 10.01     PARTIAL RELEASE..............................................................33

         SECTION 10.02     SUBSTITUTION OF COLLATERAL...................................................35


ARTICLE XI        AMORTIZATION AND REQUIRED REPAIRS.....................................................37

         SECTION 11.01     AMORTIZATION REQUIRED........................................................37

         SECTION 11.02     REQUIRED REPAIRS, CAPITAL IMPROVEMENTS AND REPLACEMENTS......................37


ARTICLE XII       LOCAL LAW PROVISIONS..................................................................38

         12.01    WAIVER................................................................................38

         12.02    NATURE OF INSTRUMENT (AS DEED TO SECURE DEBT).........................................38

         12.03    NO NOVATION...........................................................................38

ATTACHMENTS:

EXHIBIT A - Legal Description of Land
EXHIBIT B - Description of Personal Property
EXHIBIT C - Permitted Encumbrances
EXHIBIT D - List of Major Tenants
EXHIBIT E - Allocated Loan Amounts and Individual Property List
EXHIBIT F - Required Repairs, Capital Improvements and Replacements

DEFINITIONS

     The terms set forth below are defined in the following sections of this Mortgage and Security Agreement:

     Action                                        Section 9.04
     Additional Funds                              Section 3.07 (c)
     Affecting the Property                        Section 3.12 (a)
     All                                           Section 9.05 (m)
     Any                                           Section 9.05 (m)
     Assessments                                   Section 3.03 (a)
     Assignment                                    Recitals, Section 2 (B)
     Awards                                        Section 3.08 (b)
     Bankruptcy Code                               Recitals, Section 2 (A) (ix)
     Borrower                                      Preamble
     Costs                                         Section 4.01
     Damage                                        Section 3.07 (a)
     Debt Service Coverage Ratio                   Section 5.03
     Default Rate                                  Section 1.01 (a)
     Deposits                                      Section 3.10
     Documents                                     Section 1.02
     Environmental Indemnity                       Section 8.05
     Environmental Law                             Section 3.12 (a)
     Environmental Liens                           Section 3.12 (b)
     Environmental Report                          Section 3.12 (a)
     ERISA                                         Section 3.11
     Event of Default                              Section 6.01
     Flood Acts                                    Section 2.04 (a)
     Foreign Person                                Section 2.05
     Full Insurable Value                          Section 3.06 (a)
     GAAP                                          Section 3.15 (a)
     Grace Period                                  Section 6.01(b)
     Guarantor                                     Section 1.02
     Guaranty                                      Section 1.02
     Hazardous Materials                           Section 3.12 (a)
     Impositions                                   Section 3.10
     Improvements                                  Recitals, Section 2 (A) (ii)
     Include, Including                            Section 9.05 (f)
     Indemnified Parties                           Section 8.02
     Indemnify                                     Section 8.02
     Instrument                                    Preamble
     Insurance Premiums                            Section 3.10
     Investors                                     Section 9.06
     Land                                          Recitals, Section 2 (A) (i)
     Laws                                          Section 3.05(c)
     Lease                                         Section 9.05 (k)

     Leases                                        Recitals, Section 2 (A) (ix)
     Lender                                        Preamble
     Lessee                                        Section 9.05 (k)
     Lessor                                        Section 9.05 (k)
     Liens                                         Section 3.09
     Loan                                          Recitals, Section 1
     Loan to Value Ratio                           Section 5.03
     Losses                                        Section 8.02
     Major Tenants                                 Section 3.08 (d)
     Net Proceeds                                  Section 3.07 (d)
     Note                                          Recitals, Section 1
     Notice                                        Section 9.02
     Obligations                                   Section 1.01
     On Demand                                     Section 9.05 (n)
     Organization State                            Section 2.01
     Owned                                         Section 9.05 (l)
     Permitted Encumbrances                        Recitals, Section 2 (B)
     Person                                        Section 9.05 (i)
     Personal Property                             Section 6.02 (j)
     Portfolio                                     Section 5.03
     Prepayment Premium                            Section 1.01(a)
     Property                                      Recitals, Section 2 (A)
     Property State                                Section 2.01
     Provisions                                    Section 9.05 (j)
     Rating Agency                                 Section 3.06 (c)
     Release                                       Section 3.12 (a)
     Rent Loss Proceeds                            Section 3.07 (c)
     Rents                                         Recitals, Section 2 (A) (x)
     Restoration                                   Section 3.07 (a)
     Securities                                    Section 9.06
     Security agreement                            Section 7.01
     Taking                                        Section 3.08 (a)
     Tenant                                        Recitals, Section 2 (A) (vi)
     Tenants                                       Section 9.05 (k)
     Transaction Taxes                             Section 3.03 (c)
     U.C.C.                                        Section 2.02
     Upon Demand                                   Section 9.05 (n)
     Violation                                     Section 3.11

                   DEED TO SECURE DEBT AND SECURITY AGREEMENT

THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (this "INSTRUMENT") is made as of September ___, 1999, by CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation, having its principal office and place of business at 306 East Main Street, Richmond, Virginia 23219, as grantor ("BORROWER"), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at One Ravinia Drive, Suite 1400, Atlanta, Georgia 30346, as grantee ("LENDER").

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT, PURSUANT TO WHICH LENDER MAY TAKE THE PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A JUDICIAL FORECLOSURE ACTION UPON DEFAULT BY BORROWER UNDER THIS INSTRUMENT.

                                    RECITALS:

1. Borrower, by the terms of its promissory note executed on the same date as this Instrument ("NOTE") and in connection with the loan ("LOAN") from Lender to Borrower, is indebted to Lender in the principal sum of Fifty Million Five Hundred Fifty Thousand and No/100 Dollars ($50,550,000.00).

2. Borrower desires to secure the payment of and the performance of all of its obligations under the Note and certain additional Obligations (as defined in Section 1.01). The Maturity Date (as that term is defined in the Note) of the
Note is October 15, 2006.

IN CONSIDERATION of the principal sum of the Note, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Borrower irrevocably:

A. Grants, bargains, sells, assigns, transfers, pledges, warrants, and conveys to Lender, and conveys to Lender in FEE SIMPLE, subject only to the Permitted Encumbrances (as hereinafter defined), WITH POWER OF SALE, and grants Lender security title to, and a security interest in, the following property, rights, interests and estates owned by Borrower (collectively, the "PROPERTY"):

         (i) The real property in Gwinnett County, Georgia and Clayton County, Georgia and described in Exhibit A ("LAND");

         (ii) All buildings, structures and improvements (including fixtures) now or later located in or on the Land ("Improvements");

         (iii) All easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other rights owned by Borrower and relating to or usable in connection with or access to the Property;

         (iv) All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

         (v) All right, title, and interest of Borrower in, to, and under all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing, activity, or operation of the Property;

         (vi) All of the fixtures and personal property described in Exhibit B owned by Borrower and replacements thereof; but excluding all personal property owned by any tenant (a "TENANT") of the Property;

         (vii) All of Borrower's right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof ) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;

         (viii) All tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

         (ix) All leasehold estates, ground leases, leases, subleases, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors (the "BANKRUPTCY CODE") and all extensions and amendments thereto (collectively, the "LEASES") and all Borrower`s right, title and interest under the Leases, including all guaranties thereof; and

         (x) All rents, issues, profits, royalties, receivables, use and occupancy charges (including all oil, gas or other mineral royalties and bonuses), income and other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto (collectively, the "RENTS") and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations.

B. Absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower's right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to the Borrower under that certain Assignment of Leases and Rents made by Borrower to Lender dated the same date as this Instrument (the "ASSIGNMENT"), which document shall govern and control the provisions of this assignment.

TO HAVE AND TO HOLD the Property unto the Lender and its successors and assigns forever, subject to the matters listed in Exhibit C ("PERMITTED ENCUMBRANCES") and the provisions of this Instrument.

SHOULD THE OBLIGATIONS BE PAID according to the tenor and effect thereof when the same shall become due and payable, then this Instrument shall be canceled and surrendered (except for the obligations of Borrower set forth in Sections
3.11 and 3.12 and Article VIII hereof, which shall survive such cancellation and surrender).

IN FURTHERANCE of the foregoing, Borrower warrants, represents, covenants and agrees as follows:

                             ARTICLE I - OBLIGATIONS

SECTION 1.01 Obligations. This Instrument is intended (i) to operate and to be construed as a deed passing title to the Property to Lender, and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage; (ii) to constitute a security agreement pursuant to the Uniform Commercial Code as enacted in the State of Georgia; and
(iii) executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the "OBLIGATIONS"):

         (a) Payment of all obligations, indebtedness and liabilities under the Documents including (i) the Prepayment Premium (as defined in the Note) ("PREPAYMENT PREMIUM"), (ii) interest at both the rate specified in the Note and at the Default Rate (as defined in the Note) ("DEFAULT RATE"), if applicable and to the extent permitted by Laws (defined below), and (iii) renewals, extensions, and amendments of the Documents;

         (b) Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents; and

         (c) Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including renewals, extensions, and amendments of the Documents;

SECTION 1.02 Loan  Documents.  The "DOCUMENTS"  shall mean (i) this  Instrument,
(ii) the Note, (iii) the Assignment, (iv) that certain Unconditional Guaranty of Payment and Performance (Cross-Collateralization) between Borrower and Lender of even date herewith, (v) that certain Mortgage and Security Agreement between Borrower and Lender of even date herewith securing the Note and to be recorded in the real estate records of Richland County, South Carolina, (vi) that certain Mortgage and Security Agreement between Borrower and Lender of even date herewith securing the Note and to be recorded in the real estate records of Charleston County, South Carolina, (vii) that certain Unconditional Guaranty of Payment and Performance (Cross-Collateralization) (the "GUARANTY") of even date herewith from CRIT-NC, LLC ("GUARANTOR") to Lender, (viii) that certain Deed of Trust and Security Agreement between Guarantor and Lender of even date herewith securing the Guaranty and to be recorded in the real estate records of Wake County, North Carolina, (ix) that certain Deed of Trust and Security Agreement between Guarantor and Lender of even date herewith securing the Guaranty and to be recorded in the real estate records of Mecklenburg County, North Carolina, (x) any additional mortgages, deeds of trust and deeds to secure debt and other instruments given to secure the Note pursuant to the substitution of collateral provisions of Section 10.02 below, and (xi) any other written agreement executed in connection with the closing of the Loan (but excluding the Loan application and Loan commitment) and by the party against whom enforcement is sought, including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing, executed by the party against whom enforcement is sought. All of the provisions of the Documents are incorporated into this Instrument as if fully set forth in this Instrument.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as follows:

SECTION 2.01 Title, Legal Status and Authority. Borrower (i) is seised of the Land and Improvements in fee simple and has good and marketable title to the Property, free and clear of all liens, deeds to secure debt, charges, encumbrances, and security interests, except the Permitted Encumbrances; (ii) will forever warrant and defend its title to the Property and the validity, enforceability, and priority of the security title, lien and security interest created by this Instrument against the claims of all persons; (iii) is a Virginia corporation duly organized, validly existing, and in good standing and qualified to transact business under the laws of its state of organization or incorporation ("ORGANIZATION STATE") and the state where the Property is located ("PROPERTY STATE"); and (iv) has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Property) and carry on its business.

SECTION 2.02 Validity of Loan Documents. The execution, delivery and performance of the Documents and the borrowing evidenced by the Note (i) are within the power of Borrower; (ii) have been authorized by all requisite action; (iii) have received all necessary approvals and consents; (iv) will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under (1) any law, order or judgment of any court, governmental authority, or the governing instrument of Borrower or (2) any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its property is bound or affected; (v) will not result in the creation or imposition of any lien, charge, security title or encumbrance upon any of its properties or assets except for those in this Instrument; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Instrument and Uniform Commercial Code ("U.C.C.") filings). The Documents constitute legal, valid, and binding obligations of Borrower.

SECTION 2.03 Litigation. There is no action, suit, or proceeding, judicial, administrative, or otherwise (including any condemnation or similar proceeding), pending or, to the best knowledge of Borrower, threatened or contemplated against, or affecting, Borrower or the Property which would have a material adverse affect on either the Property or Borrower's ability to perform its obligations.

SECTION 2.04      Status of Property.

         (a) The Land and Improvements are not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each have been or may be amended, or any successor law (collectively, the "FLOOD ACTS") or, if located within any such area, Borrower has and will maintain the insurance prescribed in Section 3.06 below.

         (b) Borrower has all necessary (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification. The Property and its use and occupancy is in full compliance with all Laws and Borrower has received no notice of any violation or potential violation of the Laws which has not been remedied or satisfied.

         (c) The Property is served by all utilities (including water and sewer) required for its use.

         (d) All public roads and streets necessary to serve the Property for its use have been completed, are serviceable, are legally open, and have been dedicated to and accepted by the appropriate governmental entities.

         (e) The Property is free from damage caused by fire or other casualty.

         (f) All costs and expenses for labor, materials, supplies, and equipment used in the construction of the Improvements have been paid in full except for the Permitted Encumbrances.

         (g) Borrower owns and has paid in full for all furnishings, fixtures, and equipment (other than Tenants' property) used in connection with the operation of the Property, free of all security interests, liens, security titles or encumbrances except the Permitted Encumbrances and those created by this Instrument.

         (h) The Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements and no other land or improvements is assessed and taxed together with the Property.

SECTION 2.05 Tax Status of Borrower. Borrower is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

SECTION 2.06 Bankruptcy and Equivalent Value. No bankruptcy, reorganization, insolvency, liquidation, or other proceeding for the relief of debtors has been instituted by or against Borrower, any general partner of Borrower (if Borrower is a partnership), or any manager or managing member of Borrower (if Borrower is a limited liability company). Borrower has received reasonably equivalent value for granting this Instrument.

SECTION 2.07 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. There has been no adverse change in any condition, fact, circumstance, or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

SECTION 2.08 Illegal Activity. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Borrower's knowledge, there are no illegal activities at or on the Property.

                     ARTICLE III - COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

SECTION 3.01 Payment of Obligations. Borrower shall timely pay and cause to be performed the Obligations.

SECTION 3.02 Continuation of Existence. Borrower shall not (a) dissolve, terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (b) reorganize or change its legal structure without Lender's prior written consent; (c) change its name, address, or the name under which Borrower conducts its business without promptly notifying Lender; or (d) do anything to cause the representations in Section
2.02 to become untrue.

SECTION 3.03      Taxes and Other Charges.

         (a) Payment of Assessments. Borrower shall pay when due all taxes, liens, assessments, utility charges (public or private and including sewer fees), ground rents, maintenance charges, dues, fines, impositions, and public and other charges of any character (including penalties and interest) assessed against, or which could become a lien against, the Property ("ASSESSMENTS") ten
(10) days prior to the date any fine, penalty, interest or charge for nonpayment may be imposed. Unless Borrower is making deposits per Section 3.10, Borrower shall provide Lender with receipts evidencing such payments (except for income taxes, franchise taxes, ground rents, maintenance charges, and utility charges) within thirty (30) days after their due date.

         (b) Right to Contest. So long as no Event of Default (defined below) is continuing, Borrower may, prior to delinquency and at its sole expense, contest any Assessment, but this shall not change or extend Borrower's obligation to pay the Assessment as required above unless (i) Borrower gives Lender prior written notice of its intent to contest an Assessment; (ii) Borrower demonstrates to Lender's reasonable satisfaction that (1) the Property will not be sold to satisfy the Assessment prior to the final determination of the legal proceedings, (2) it has taken such actions as are required or permitted to accomplish a stay of any such sale, or (3) it has furnished a bond or surety (satisfactory to Lender in form and amount) sufficient to prevent a sale of the Property; (iv) at Lender's option, Borrower has deposited the full amount necessary to pay any unpaid portion of the Assessments with Lender; and (v) such proceeding shall be permitted under any other instrument to which Borrower or the Property is subject (whether superior or inferior to this Instrument); provided, however, that the foregoing shall not apply to the contesting of any income taxes, franchise taxes, ground rents, maintenance charges, and utility charges.

         (c) Documentary Stamps and Other Charges. Borrower shall pay all taxes, assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, transfer, stamp, intangible, indebtedness and any similar taxes) (collectively, the "TRANSACTION TAXES") required in connection with the making and/or recording of the Documents. If Borrower fails to pay the Transaction Taxes after demand, Lender may (but is not obligated to) pay these and Borrower shall reimburse Lender on demand for any amount so paid with interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

         (d) Changes in Laws Regarding Taxation. If any law (i) deducts from the value of real property for the purpose of taxation any lien or encumbrance thereon, (ii) taxes mortgages (or deeds to secure debt) or debts secured by mortgages (or deeds to secure debt) for federal, state or local purposes or changes the manner of the collection of any such existing taxes, and/or (iii) imposes a tax, either directly or indirectly, on any of the Documents or the Obligations, Borrower shall, if permitted by law, pay such tax within the statutory period or within twenty (20) days after demand by Lender, whichever is less; provided, however, that if, in the opinion of Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon six (6) months' notice to Borrower.

         (e) No Credits on Account of the Obligations. Borrower will not claim or be entitled to any credit(s) on account of the Obligations for any part of the Assessments and no deduction shall be made or claimed from the taxable value of the Property for real estate tax purposes by reason of the Documents or the Obligations. If such claim, credit or deduction is required by law, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon sixty (60) days' notice to Borrower.

SECTION 3.04 Defense of Title, Litigation, and Rights under Loan Documents. Borrower shall forever warrant, defend and preserve Borrower's title to the Property, the validity, enforceability and priority of this Instrument and the lien, security title or security interest created thereby, and any rights of Lender under the documents against the claims of all persons, and shall promptly notify Lender of any such claims. Lender (whether or not named as a party to such proceedings) is authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such proceeding or the protection of the lien, security title, security interest, validity, enforceability, or priority of this Instrument, title to the Property, or any rights of Lender under the Documents, including the employment of counsel, the prosecution and/or defense of litigation, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, the removal of such any liens, security titles and security interests, and any other actions Lender deems necessary to protect its interests. Borrower authorizes Lender to take any actions required to be taken by Borrower, or permitted to be taken by Lender, in the Documents in the name and on behalf of Borrower. Borrower shall reimburse Lender on demand for all expenses (including attorneys' fees) incurred by it in connection with the foregoing and Lender's exercise of its rights under the Documents. All such expenses of Lender, until reimbursed by Borrower, shall be part of the Obligations, bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, and shall be secured by this Instrument.

SECTION 3.05      Operation and Maintenance of Property.

         (a) Repair and Maintenance. Borrower will operate and maintain the Property in good order, repair, and operating condition. Borrower will promptly make all necessary repairs, replacements, additions, and improvements necessary to ensure that the Property shall not in any way be diminished or impaired. Borrower will not cause or allow any of the Property to be misused, wasted, or to deteriorate and Borrower will not abandon the Property. No new building, structure, or other improvement shall be constructed on the Land which diminishes or impairs the value of the Property nor shall any material part of the Improvements be removed, demolished, or structurally or materially altered, without Lender's prior written consent.

         (b) Replacement of Property. Borrower will keep the Property fully equipped and will replace all worn out or obsolete Property with new, comparable fixtures or Property. Borrower will not, without Lender's prior written consent, remove any Property covered by this Instrument unless the same is replaced by Borrower with a new or better, comparable article (i) owned by Borrower free and clear of any lien, security title or security interest (other than the Permitted Encumbrances and those created by this Instrument) or (ii) leased by Borrower
(A) with Lender's prior written consent or (B) if the replaced Property was leased at the time of execution of this Instrument.

         (c) Compliance with Laws. Borrower and the Property shall be maintained, used, and operated in compliance with all (i) present and future laws, Environmental Laws (defined below), ordinances, regulations, and requirements (including zoning and building codes) of any governmental or quasi-governmental authority or agency applicable to Borrower or the Property (collectively, the "LAWS"); (ii) orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) duties or obligations of any kind imposed under any Permitted Encumbrance or by law, covenant, condition, agreement, or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Property. If proceedings are initiated or Borrower receives notice that it or the Property is not in compliance with any of the foregoing, Borrower will promptly send Lender notice and a copy of the proceeding or violation notice. If the Property is not in compliance with all Laws, Lender may impose additional requirements upon Borrower including monetary reserves or financial equivalents.

         (d) Zoning and Title Matters. Borrower shall not, without Lender's prior written consent, (i) initiate or support any zoning reclassification of the Property or variance under existing zoning ordinances; (ii) modify or supplement any of the Permitted Encumbrances;

(iii) impose any restrictive covenants or encumbrances upon the Property, except for subordinate utility easements and rights-of-way that solely benefit the Property; (iv) execute or file any subdivision plat affecting the Property; (v) consent to the annexation of the Property to any municipality; (vi) permit the Property to be used by the public or any person in a way that might make a claim of adverse possession or any implied dedication or easement possible; (vii) cause or permit the Property to become a non-conforming use under zoning ordinances or any present or future non-conforming use of the Property to be discontinued; or (viii) fail to comply with the material terms of the Permitted Encumbrances.

SECTION 3.06      Insurance.

         (a) Casualty Insurance. Borrower shall keep the Property insured for the benefit of Lender by (i) an "All Risk of Physical Loss" policy or the broadest form of extended coverage endorsement in an amount sufficient to prevent Lender from ever becoming a co-insurer under the policy or Laws, but in no event less than the lesser of (A) the Obligations or (B) the Full Insurable Value (defined below) of the Property, subject to verification by Lender, and with a deductible not to exceed Ten Thousand Dollars ($10,000.00). "FULL INSURABLE VALUE" shall mean the one hundred percent (100%) replacement cost of the Property, without allowance for depreciation and exclusive of the cost of excavations, foundations, and footings, as determined, at Borrower's expense, periodically (but at least once per year) by the insurance company or an appraiser, engineer, architect, or contractor approved by said company and Lender; (ii) rent, business interruption, and/or use and occupancy insurance in an amount equal to one (1) year's total income from the Property including all rent, other income, and reimbursement of operating expenses; (iii) against damage by flood if the Property is located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards and in which flood insurance has been made available under the Flood Acts in an amount equal to the lesser of (1) the original amount of the Note or (2) the maximum limit of coverage available for the Property under the Flood Acts; (iv) against damage or loss from (1) sprinkler system leakage and (2) boilers, boiler tanks, heating and air-conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, in the amount required by Lender; (v) during the period of any construction, repair, restoration, or replacement of the Property, a standard builder's risk policy with extended coverage in an amount at least equal to the Full Insurable Value of such Property, and worker's compensation, in statutory amounts; and (vi) against damage or loss by earthquake and other natural phenomenon as reasonably required by Lender and in the amounts reasonably required by Lender.

         (b)   Liability   and  Other   Insurance.   Borrower   shall   maintain
comprehensive general liability insurance on an occurrence basis covering Borrower and Lender, as an additional insured, against claims for bodily injury or death or property damage occurring in, upon, or about the Property or any street, drive, sidewalk, curb, or passageway adjacent thereto, in the amount reasonably required by Lender (but in no event less than Ten Million Dollars ($10,000,000.00) combined single limit per occurrence, which may be based on a combination of primary coverage plus umbrella coverage), which insurance shall include operations and blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 8.02 below (but such coverage or the amount thereof shall in no way limit such indemnifications). Upon request, Borrower shall maintain insurance or carry additional amounts of insurance covering Borrower or the Property as Lender shall reasonably require including against war risks.

         (c) Form of Policy. All insurance required under this Section shall be fully paid for, non-assessable, and the policies shall contain such provisions, endorsements, and expiration dates as Lender shall reasonably require. The policies shall be issued by insurance companies authorized to do business in the Property State, approved by Lender, and having (i) an investment grade rating or claims paying ability assigned by one or more credit rating agencies approved by Lender (a "RATING AGENCY") and (ii) a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company, Inc. is no longer available, a similar rating from a similar or successor service). In addition, all policies shall (x) include a standard mortgagee clause, without contribution, in the name of Lender and (y) provide that they shall not be canceled, amended, or materially altered (including reduction in the scope or limits of coverage) without at least thirty (30) days' prior notice to Lender.

         (d) Original Policies. Borrower shall deliver to Lender (i) original or certified copies of all policies (and renewals) required under this Section and
(ii) receipts evidencing payment of all premiums on such policies at least thirty (30) days prior to their expiration. If original and renewal policies are unavailable or if coverage is under a blanket policy, Borrower shall deliver duplicate originals, or, if unavailable, original certificates evidencing that such policies are in full force and effect together with certified copies of the original policies.

         (e) General Provisions. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section unless endorsed in favor of Lender as per this Section and approved by Lender in all respects. In the event of foreclosure of this Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Obligations, all right, title, and interest of Borrower in and to all policies of insurance then in force regarding the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property. No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency. No approval by Lender as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency. Borrower shall comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by an insurance requirement or would invalidate the insurance coverage on the Property.

SECTION 3.07      Damage and Destruction of Property.

         (a) Borrower's Obligations. If any damage to, loss, or destruction of the Property occurs (any "DAMAGE"), (i) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and
(ii) if the insurance proceeds are made available for Restoration (defined below) (but regardless of whether any proceeds are sufficient for Restoration), Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage or a Taking (defined below) in accordance with plans and specifications approved by Lender ("RESTORATION"). Borrower shall comply with other reasonable requirements established by Lender to preserve the security under this Instrument.

         (b) Lender's Rights. If any Damage occurs and some or all of it is covered by insurance, then (i) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower and if the estimated cost to repair the Damage exceeds $1,000,000.00 or if there is an Event of Default under the Documents, Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage; (ii) each insurance company concerned is authorized and directed to make payment directly to Lender for the Damage; and
(iii) Lender may apply the insurance proceeds in any order it determines (1) to reimburse Lender for all Costs (defined below) related to collection of the proceeds and (2) subject to Section 3.07(c) and at Lender's option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remains outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof); (B) the cure of any default under the Documents; or (C) the Restoration. Any insurance proceeds held by Lender shall be held by Lender, and interest shall be earned thereon at the rate paid by Lender at that time on other impound or escrow accounts in connection with its mortgage portfolio business. If Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the proceeds to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section. Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

         (c) Application of Proceeds to Restoration. Lender shall make the Net Proceeds (defined below) available to Borrower for Restoration if: (i) there shall then be no Event of Default; (ii) Lender shall be satisfied that (A) Restoration can and will be completed within one (1) year after the Damage occurs and at least one (1) year prior to the maturity of the Note and (B) Leases which are terminated or terminable as a result of the Damage cover an aggregate of less than ten percent (25%) of the total rentable square footage contained in the Property at the closing of the Loan, and, in the event that more than one of the properties in the Portfolio (as hereinafter defined) are affected by such Damage, Leases are terminated or terminable with respect to not more than 250 apartment units over the entire Portfolio, or such Tenants agree in writing to continue their Leases; (iii) Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for retainage of not less than ten percent (10%) until final completion of the Restoration; and (iv) in Lender's reasonable judgment, after Restoration has been completed the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents. Notwithstanding any provision of this Instrument to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration unless, at the time of the disbursement request, Lender has determined in its reasonable discretion that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds (defined below) and any funds deposited with Lender by Borrower ("ADDITIONAL FUNDS") and (z) the aggregate of any loss of rental income insurance proceeds which the carrier has acknowledged to be payable ("RENT LOSS PROCEEDS") and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents.

         (d) Disbursement of Proceeds. If Lender elects or is required to make insurance proceeds available for Restoration, Lender shall, through a disbursement procedure established by Lender, periodically make available to Borrower in installments, as such amounts become due under the construction contract for Restoration, the net amount of all insurance proceeds received by Lender after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds ("NET PROCEEDS") and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and Lender's receipt of (i) appropriate lien waivers,
(ii) a certification of the percentage of Restoration completed by an architect or engineer acceptable to Lender, and (iii) title insurance protection against materialmen's and mechanic's liens. Lender shall disburse the funds within seven
(7) days after satisfaction of the conditions set forth in the preceding sentence. At Lender's election, the disbursement of funds may be handled by a disbursing agent selected by Lender, and such agent's reasonable fees and expenses shall be paid by Borrower. The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan and Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration and (x) Borrower refuses or fails to complete the Restoration, (y) an Event of Default occurs, or (z) the Net Proceeds or Additional Funds are not applied by Borrower to Restoration, then any undisbursed portion may, at Lender's option, be applied to the Obligations in any order of priority and any such application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium.

SECTION 3.08      Condemnation.

         (a) Borrower's Obligations. Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain of the Property including any change in any street (whether as to grade, access, or otherwise) (a "TAKING"). Borrower shall, at its expense, (i) diligently prosecute these proceedings, (ii) deliver to Lender copies of all papers served in connection therewith, and (iii) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Lender's prior written consent, provided Lender's response is not unreasonably delayed and such consent is not unreasonably conditioned or withheld. Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Lender to permit this participation.

         (b) Lender's Rights to Proceeds. All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation ("AWARD") are assigned and shall be paid to Lender. Borrower authorizes Lender to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree, or award. Borrower will sign and deliver all instruments requested by Lender to permit these actions.

         (c) Application of Award. Lender shall have the right to apply any Award, subject to Section 3.08(d), as per Section 3.07 for insurance proceeds held by Lender, and the Prepayment Premium shall likewise be waived. If Borrower receives any Award, Borrower shall promptly deliver them to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

         (d) Application of Award to Restoration. With respect to any portion of the Award that is not for loss of value or property, Lender shall permit the application of the Award to Restoration in accordance with the provisions of
Section 3.07 if: (i) no more than (A) twenty (20%) of the gross area of the Improvements or (B) ten percent (10%) of the parking spaces is affected by the Taking, (ii) the amount of the loss does not exceed twenty percent (20%) of the original amount of the Note; (iii) the Taking does not affect access to the Property from any public right-of-way; (iv) there is no Event of Default at the time of application; (v) after Restoration, the Property and its use will be in compliance with all Laws; (vi) in Lender's reasonable judgment, Restoration is practical and can be completed within one (1) year after the Taking and at least one (1) year prior to the maturity of the Note; and (vii) the Tenants listed in Exhibit D ("MAJOR TENANTS") agree in writing to continue their Leases without abatement of rent. Any portion of the Award that is (i) for loss of value or property or (ii) in excess of the cost of any Restoration permitted above, may, in Lender's sole discretion, be applied against the Obligations or paid to Borrower.

         (e) Effect on the Obligations. Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided in the Documents. Any reduction in the Obligations due to application of the Award shall take effect only upon Lender's actual receipt and application of the Award to the Obligations. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender's actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale and Costs incurred by Lender in connection with such sale.

SECTION 3.09 Liens and Liabilities. Borrower shall pay, bond, or otherwise discharge all claims and demands of mechanics, materialman, laborers, and others which, if unpaid, might result in a lien, security title or encumbrance on the Property or the Rents (collectively, "LIENS") and Borrower shall, at its sole expense, do everything necessary to preserve the security title, lien and security interest created by this Instrument and its priority. Nothing in the Documents shall be deemed or construed as constituting the consent or request by Lender, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration, or repair of the Property. Borrower further agrees that Lender does not stand in any fiduciary relationship to Borrower. Any contributions made, directly or indirectly, to Borrower by or on behalf of any of its partners, members, principals or any party related to such parties shall be treated as equity and shall be subordinate and inferior to the rights of Lender under the Documents.

SECTION 3.10 Tax and Insurance Deposits. Lender shall retain a firm to monitor payment of real estate taxes at Borrower's expense. After an Event of Default hereunder, or if Borrower shall fail promptly to send evidence of timely payment of real estate taxes and insurance premiums, then, at Lender's option, Borrower shall make monthly deposits ("DEPOSITS") with Lender equal to one-twelfth (1/12) of the annual Assessments (except for income taxes, franchise taxes, ground rents, maintenance charges and utility charges) and the premiums for insurance required under Section 3.06 (the "INSURANCE PREMIUMS") together with amounts sufficient to pay these items thirty
(30) days before they are due (collectively, the "IMPOSITIONS"). Lender shall estimate the amount of the Deposits until ascertainable. At that time, Borrower shall promptly deposit any deficiency. Borrower shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions. Borrower authorizes Lender or its agent to obtain the bills for Assessments directly from the appropriate tax or governmental authority. All Deposits are pledged to Lender and shall constitute additional security for the Obligations. The Deposits shall be held by Lender without interest (except to the extent required under Laws) and may be commingled with other funds. If (i) there is no Event of Default at the time of payment, (ii) Borrower has delivered bills or invoices to Lender for the Impositions in sufficient time to pay them when due, (iii) the Deposits are sufficient to pay the Impositions or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date. Any Deposits remaining after payment of the Impositions shall, at Lender's option, be credited against the Deposits required for the following year or paid to Borrower. If an Event of Default occurs, the Deposits may, at Lender's option, be applied to the Obligations in any order of priority. Any application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium. Borrower shall not claim any credit against the principal and interest due under the Note for the Deposits. Upon an assignment or other transfer of this Instrument, Lender may pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits. Borrower shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits to a new assignee or transferee. Subject to Article V, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits. Upon full payment and satisfaction of this Instrument or, at Lender's option, at any prior time, the balance of the Deposits in Lender's possession shall be paid over to the record owner of the Land and no other party shall have any right or claim to the Deposits. Lender may transfer all its duties under this Section to such service or financial institution as Lender may periodically designate and Borrower agrees to make the Deposits to such service or institution.

SECTION 3.11 ERISA. Borrower represents and warrants to Lender that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; (iii) the assets of the Borrower do not constitute "plan assets" of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (iv) one or more of the following circumstances is true: (1) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) Less than twenty-five percent (25%) of all equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e). Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by

Lender, in its sole discretion, to verify these representations and warranties. Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause this Instrument or any exercise of Lender's rights under this Instrument to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, a "VIOLATION"), shall be an Event of Default. Notwithstanding anything in the Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender's opinion, negate Borrower's representations in this Section or cause a Violation. At least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder (i) a certification to Lender that the representations and warranties of this Section will be true after consummation and (ii) an agreement to comply with this Section.

SECTION 3.12      Environmental Representations, Warranties, and Covenants.

         (a) Environmental Representations and Warranties. Borrower represents and warrants, to the best of Borrower's knowledge (after due inquiry and investigation) and additionally based upon the environmental site assessment report of the Property (the "ENVIRONMENTAL REPORT"), that except as fully disclosed in the Environmental Report delivered to and approved by Lender: (i) there are no Hazardous Materials (defined below) or underground storage tanks affecting the Property ("AFFECTING THE PROPERTY" shall mean "in, on, under, stored, used or migrating to or from the Property") except for (A) routine office, cleaning, janitorial and other materials and supplies necessary to operate the Property for its current use and (B) Hazardous Materials that are
(1) in compliance with Environmental Laws (defined below), (2) have all required permits, and (3) are in only the amounts necessary to operate the Property; (ii) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law affecting the Property; (iii) there is no past or present non-compliance with Environmental Laws or with permits issued pursuant thereto; (iv) Borrower does not know of, and has not received, any written or oral notice or communication from any person relating to Hazardous Materials affecting the Property; and (v) Borrower has provided to Lender, in writing, all information relating to environmental conditions affecting the Property known to Borrower or contained in Borrower's files. "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. "HAZARDOUS MATERIALS" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. "RELEASE" of any Hazardous Materials includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, pumping, pouring, escaping, dumping, disposing or other movement of Hazardous Materials.

         (b) Environmental Covenants. Borrower covenants and agrees that: (i) all use and operation of the Property shall be in compliance with all Environmental Laws and required permits; (ii) there shall be no Releases of Hazardous Materials affecting the Property; (iii) there shall be no Hazardous
Materials affecting the Property except (A) routine office, cleaning and janitorial supplies, (B) in compliance with all Environmental Laws, (C) with all required permits, and (D) (1) in only the amounts necessary to operate the Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and encumbrances imposed by any Environmental Laws due to any act or omission by Borrower or any person (the "ENVIRONMENTAL LIENS"); (v) Borrower shall, at its sole expense, fully and expeditiously cooperate in all activities in Section 3.12(c) including providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole expense, (A) perform any reasonable environmental site assessment or other investigation of environmental conditions at the Property upon Lender's request based on Lender's reasonable belief that the Property is not in compliance with all Environmental Laws, (B) share with Lender the results and reports and Lender and the Indemnified Parties (defined below) shall be entitled to rely on such results and reports, and (C) complete any remediation of Hazardous Materials affecting the Property or other actions required by any Environmental Laws; (vii) Borrower shall not allow any Tenant or other user of the Property to violate any Environmental Law; and
(viii) Borrower shall immediately notify Lender in writing after it becomes aware of (A) the presence, Release, or threatened Release of Hazardous Materials affecting the Property, (B) any non-compliance of the Property with any Environmental Laws, (C) any actual or potential Environmental Lien, (D) any required or proposed remediation of environmental conditions relating to the Property, and (E) any written or oral communication or notice from any person relating to Hazardous Materials.

         (c) Lender's Rights. Lender and any person designated by Lender may enter the Property to assess the environmental condition of the Property and its use including (i) conducting any environmental assessment or audit (the scope of which shall be determined by Lender in a commercially reasonable manner) and
(ii) taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing at all reasonable times (provided Lender returns the Property as near as reasonably practical to its pre-sampling or testing condition) when (A) a default has occurred under the Documents, (B) Lender reasonably believes that a Release has occurred or the Property is not in compliance with all Environmental Laws, or (C) the Loan is being considered for sale. Borrower shall cooperate with and provide access to Lender and such person.

SECTION 3.13 Electronic Payments. All payments due under the Documents shall be made by electronic funds transfer from a bank account established and maintained by Borrower for this purpose with a depository reasonably satisfactory to Lender. Borrower shall direct the depository to transmit such payments on or before their respective due dates to an account designated in writing by Lender. If Lender determines in its reasonable judgment that a change in Borrower's bank or financial institution is necessary to appropriately effectuate the payments by electronic funds transfer, Lender shall have the right to require Borrower to select a different depository after thirty (30) days' prior notice. As of the date of this Instrument, First Union National Bank has been deemed acceptable to Lender. All costs of (i) establishing and maintaining such account and (ii) the electronic funds transfers shall be paid by Borrower.

SECTION 3.14 Inspection. Borrower shall allow Lender and any person designated by Lender to enter upon the Property and conduct tests (provided Lender returns the Property as near as reasonably practical to its pre-sampling or testing condition) or inspect the Property at all reasonable times after two (2) days prior written notice, which prior written notice shall not be required after a default under the Documents. Borrower shall assist Lender and such person in effecting said inspection, subject, however, to the rights of tenants in possession.

SECTION 3.15      Records, Reports, and Audits.

         (a) Records and Reports. Borrower shall maintain, in accordance with generally-accepted accounting principles ("GAAP"), complete and accurate books and records with respect to all operations of or transactions involving the Property. Annually, Borrower shall furnish Lender financial statements for the most current fiscal year (including a schedule of all related Obligations and contingent liabilities) for (i) Borrower, (ii) any general partner(s) of Borrower and any general partners of such partners, (iii) any guarantors or sureties of the Note, and (iv) any Major Tenants, to the extent reasonably available. Annually (or quarterly upon Lender's request), Borrower shall furnish Lender (i) operating statements for the Property including income and expenses (before and after Obligations service), major capital improvements, and a schedule showing the gross sales of each Tenant paying percentage rent; (ii) copies of paid tax receipts for the Property; (iii) a certified rent roll including security deposits held, the expiration of the terms of the Leases, and identification and explanation of any Tenants in default; (iv) a budget showing projected income and expenses (before and after Obligations service) for the next twelve (12) month budget period; and (v) upon Lender's request, (A) a schedule showing the Borrower's tax basis in the Property, (B) the distribution of economic interests in the Property (provided, however, that so long as the Borrower as of the date of this Instrument is the Borrower under this Instrument, such information shall not be required), and (C) copies of any other loan documents affecting and secured by the Property.

         (b) Delivery of Reports. All of the reports, statements, and items required under this Section shall be (i) certified as being true, correct, and accurate by an authorized person, partner, or officer of the delivering party or, at the deliverer's option, audited by a Certified Public Accountant; (ii) prepared in accordance with GAAP and satisfactory to Lender in form and substance, except that annual operating statements for the Property need not be prepared in accordance with GAAP, but shall be certified by an authorized person or officer of Borrower; and (iii) delivered within (A) ninety (90) days after the end of Borrower's fiscal year for annual reports and (B) forty-five (45) days after the end of each calendar quarter for quarterly reports. If any one report, statement, or item is not received by Lender within fifteen (15) days after Lender has given Borrower written notice that such report, statement or item was not received on its due date, then a late fee of Five Hundred and No/100 Dollars ($500.00) per month shall be due and payable by Borrower. In addition, if any one report, statement, or item is not received within thirty (30) days after such notice, Lender may immediately declare an Event of Default under the Documents. Borrower shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, any general partner of Borrower, or the Property, as Lender may reasonably request and (ii) upon Lender's request, deliver all items required by Section 3.15 in an electronic format (i.e. on computer disks) or by electronic transmission acceptable to Lender.

         (c) Inspection of Records. Borrower shall allow Lender or any person designated by Lender to examine, audit, and make copies of all such books and records and all supporting data at the place where these items are located between 9:00 a.m. and 5:00 p.m. during any Business Day (as defined in the Note) after two (2) days prior written notice; provided that no notice shall be required after any default under the Documents. Borrower shall assist Lender in effecting such examination. All such inspections shall be performed in a commercially reasonable manner. Upon five (5) days' prior notice, Lender may inspect and make copies of Borrower's or any general partner of Borrower's income tax returns with respect to the Property for the purpose of verifying any items referenced in this Section.

SECTION 3.16 Borrower's Certificates. Within ten (10) days after Lender's request, Borrower shall furnish a written certification to Lender and any Investors as to (a) the amount of the Obligations outstanding; (b) the interest rate, terms of payment, and maturity date of the Note; (c) the date to which payments have been paid under the Note; (d) whether any offsets or defenses exist against the Obligations and a detailed description of any listed; (e) whether all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications); (f) the date to which the Rents have been paid; (g) whether, to the best knowledge of Borrower, any defaults exist under the Leases and a detailed description of any listed; (h) the security deposit held by Borrower under each Lease and that such amount is the amount required under such Lease; (i) whether there are any defaults (or events which with the passage of time and/or notice would constitute a default) under the Documents and a detailed description of any listed; (j) whether the Documents are in full force and effect; and (k) any other matters reasonably requested by Lender related to the Leases, the Obligations, the Property, or the Documents. For all non-residential properties and promptly upon Lender's request, Borrower shall use its best efforts to deliver a written certification to Lender and Investors from Tenants specified by Lender that: (a) their Leases are in full force and effect; (b) there are no defaults (or events which with the passage of time and/or notice would constitute a default) under their Leases or a detailed description of any listed; (c) none of the Rents have been paid more than one month in advance; (d) there are no offsets or defenses against the Rents or a detailed description of any listed; and (e) any other matters reasonably requested by Lender related to the Leases; provided, however, that Borrower shall not have to pay money to a Tenant to obtain such certification, but it will deliver a landlord's certification for any certification it cannot obtain.

SECTION  3.17  Full   Performance   Required;   Survival  of   Warranties.   All
representations and warranties of Borrower in the Loan application or made in connection with the Loan shall survive the execution and delivery of the Documents and shall remain continuing warranties, and representations of Borrower.

SECTION 3.18 Additional Security. No other security now existing or taken later to secure the Obligations shall be affected by the execution of the Documents and all additional security shall be held as cumulative. The taking of additional security, execution of partial releases, or extension of the time of payment obligations of Borrower shall not diminish the effect and security title, lien and security interest of this Instrument and shall not affect the liability or obligations of any maker or guarantor. Neither the acceptance of the Documents nor their enforcement shall prejudice or affect Lender's right to realize upon or enforce any other security now or later held by Lender. Lender may enforce the Documents or any other security in such order and manner as it may determine in its discretion.

SECTION 3.19 Further Acts. Borrower shall take all necessary actions to (i) keep valid and effective the security title, lien, security interest and rights of Lender under the Documents and (ii) protect the lawful owner of the Documents. Promptly upon request by Lender and at Borrower's expense, Borrower shall execute additional instruments and take such actions as Lender reasonably believes are necessary or desirable to (a) maintain or grant Lender a first-priority, perfected security title, lien and security interest on the Property, (b) correct any error or omission in the Documents; and (c) effect the intent of the Documents, including filing/recording the Documents, additional deeds to secure debt, financing statements, and other instruments.

             ARTICLE IV - ADDITIONAL ADVANCES; EXPENSES; SUBROGATION

SECTION 4.01 Expenses and Advances. Borrower shall pay all reasonable appraisal, recording, filing, registration, brokerage, abstract, title insurance (including premiums), U.C.C. search, escrow, attorneys' (both in-house staff and retained attorneys), engineers', environmental engineers', environmental testing, and architects' fees, costs (including travel), expenses, and disbursements incurred by Borrower or Lender in connection with the granting, closing, servicing, and enforcement of (a) the Loan and Documents or (b) attributable to Borrower as owner of the Property. The term "COSTS" shall mean any of the foregoing incurred in connection with (a) any default by Borrower under the Documents, (b) the servicing of the Loan, or (c) the exercise, enforcement, compromise, defense, litigation, or settlement of any of Lender's rights or remedies under the Documents or relating to the Loan or the Obligations. If Borrower fails to pay any amounts or perform any actions required under the Documents, Lender may (but shall not be obligated to) advance sums to pay such amounts or perform such actions. Borrower grants Lender the right to enter upon and take possession of the Property to prevent or remedy any such failure and the right to take such actions in Borrower's name. No advance or performance shall be deemed to have cured a default by Borrower. All (a) sums advanced by or payable to Lender per this Section or under applicable Laws, (b) except as expressly provided in the Documents, payments due under the Documents which are not paid in full when due, and (c) all Costs, shall: (i) be deemed demand obligations, (ii) bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, until paid if not paid on demand, (iii) be part of, together with such interest, the Obligations , and (iv) be secured by the Documents. Lender, upon making any such advance, shall also be subrogated to rights of the person receiving such advance.

SECTION 4.02 Subrogation. If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used, (a) Lender shall be subrogated to all rights, claims, liens, titles and interests existing on the Property held by the holder of such indebtedness and (b) these rights, claims, liens, titles and interests are not waived but rather shall (i) continue in full force and effect in favor of Lender and (ii) are merged with the security title, lien and security interest created by the Documents as cumulative security for the payment and performance of the Obligations.

           ARTICLE V - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY

SECTION 5.01 Due-on-Sale or Encumbrance. It shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Obligations and the entire Obligations (including any Prepayment Premium) shall become immediately due and payable, if Borrower, without Lender's prior written consent (which may be withheld for any or no reason including the possibility of an ERISA violation or the proposed transferee's failure to agree in writing to Lender increasing the interest payable on the Obligations to any rate, changing any other terms (including maturity) of the Obligations or Documents, or requiring the payment of a transfer fee), (a) shall sell, convey, assign, transfer, dispose of or be divested of its title to, convey security title to, mortgage, encumber or caused to be encumbered (except for the imposition of mechanics' or materialmans' liens and except for subordinate easements and rights of way) the Property or any interest therein, in any manner or way, whether voluntary or involuntary, or (b) in the event of (i) any merger, consolidation or dissolution involving the sale or transfer of all or substantially all of the assets of Borrower or any general partner of Borrower; (ii) the transfer of any general partnership interest in Borrower; or any partnership which is a direct or indirect general partner of Borrower; or (iii) the conversion of any general partnership interest in Borrower to a limited partnership interest; or (iv) any change, removal, or resignation of a managing member (or if no managing member, any member) if Borrower is a limited liability company. This provision shall not apply to transfers under any will or applicable law of descent. This provision does not prohibit the transfer of any existing limited partnership interest in (i) Borrower, (ii) any partner of Borrower, or (iii) any partner of a partner of Borrower.

SECTION 5.02 Permitted Transfer. Notwithstanding the foregoing, Lender agrees that, upon fifteen (15) days prior written request of Borrower, Borrower, and any transferee of Borrower permitted below, may engage in the transactions described below, provided that all of the following conditions are met:

                  (i) no Event of Default (or event which with the passage of time or the giving of notice or both would be an Event of Default) has occurred and is continuing;

                  (ii) the proposed transferee complies with and delivers the ERISA Certificate and Indemnification Agreement described in the guidelines with respect thereto then applicable to Lender's mortgage loans (the "Guidelines") (or, if the statements required by the certification are not true with respect to the proposed transferee, Lender shall have received such evidence as it may require in its sole discretion to determine that the proposed transfer is not and would not render the Loan a prohibited transaction under ERISA);

                  (iii) payment by Borrower or the proposed transferee of (1) all reasonable costs and expenses incurred by Lender for the processing of said transfer including a processing fee and (2) all other costs and expenses (including attorneys' fees and expenses for Lender's staff attorneys and outside counsel).

Provided all of the foregoing conditions are fulfilled with respect to each such transfer, Borrower may engage in the following transactions, and the provisions of Section 5.01 shall not apply to (and no other provision of the Loan Documents shall prohibit) the merger of Borrower and Guarantor with another entity so long as the surviving entity (i) has a net worth (as reasonably determined by Lender in accordance with GAAP or a GAAP equivalent) equal to or greater than the net worth of Borrower and Guarantor as of the closing date of the Loan, (ii) has a ratio of total debt (both secured and unsecured) to total assets of less than fifty percent (50%); and (iii) in the judgment of Lender, has financial capability and creditworthiness, reputation and experience in the ownership, operation, management, and leasing of similar properties, equal to or greater than Borrower.

SECTION  5.03  Permitted  (One Time)  Transfer.  Notwithstanding  the  foregoing
Section 5.01, if no Event of Default (or event which with the passage of time or the giving of notice or both would be an Event of Default) has occurred and is continuing, Lender agrees that, upon thirty (30) days prior written request of Borrower, Lender shall consent to one and only one transfer by the Borrower of all of the properties of Borrower then encumbered by the Loan (collectively, the "Borrower Property"), together with all of the properties (the "CRIT-NC LLC Properties") owned by Guarantor, that are encumbered by that certain loan from Lender to Guarantor in the amount of $22,950,000.00 (the "CRIT-NC, LLC Loan") evidenced by the CRIT-NC, LLC Note (as defined in the Note) and the documents and obligations securing the CRIT-NC, LLC Note (the Borrower Property and the CRIT-NC, LLC Property being collectively referred to herein as the "PORTFOLIO") to a single entity which must own the entire Portfolio in the same entity (the "Third Party Single Entity") following such transfer, if:

                  (i) the proposed transferee of the entire Portfolio is a Person (defined below) which, in the judgment of Lender, has financial capability and creditworthiness, reputation and experience in the ownership, operation, management, and leasing of similar properties, equal to or greater than Borrower, including without limitation, a net worth of at least $300,000,000.00;

                  (ii) at the time of transfer the Loan to Value Ratio (defined below) does not exceed 62% of the entire Portfolio;

                  (iii) Borrower pays Lender a non-refundable servicing fee (as specified by Lender) at the time of the request and an additional fee equal to 1.0% of the outstanding principal balance of the Loan and the CRIT-NC, LLC Loan at the time of the transfer;

                  (iv) at Lender's option, Lender's title policy is endorsed to verify the first priority of the Documents (and the documents securing the CRIT-NC, LLC Loan) at Borrower's expense;

                  (v) the Debt Service Coverage Ratio (defined below) for the entire Portfolio is at least 1.90 to 1.00 for the preceding twelve month period and Lender receives satisfactory evidence that this Debt Service Coverage Ratio for the entire Portfolio will be maintained for the next succeeding twelve (12) months;

                  (vi) the transferee expressly assumes all obligations under the Documents (and the documents securing the CRIT-NC, LLC Loan) and executes any documents reasonably required by Lender, and all of these documents are satisfactory in form and substance to Lender;

                  (vii) Lender reasonably approves the form and content of all transfer documents, and Lender is furnished with a certified copy of the recorded transfer documents;

                  (viii) the transferee complies with and delivers the ERISA Certificate and Indemnification Agreement described in the Guidelines with respect thereto then applicable to Lender's mortgage loans; and

                  (ix) Borrower or the transferee pays all reasonable fees, costs, and expenses incurred by Lender in connection with the proposed transfer, including, without limitation, all legal (for both outside counsel and Lender's staff attorneys), accounting, title insurance, documentary stamps taxes, intangibles taxes, mortgage taxes, recording fees, and appraisal fees, whether or not the transfer is actually consummated.

The term "LOAN TO VALUE RATIO" shall mean the ratio, as reasonably determined by Lender, of (i) the aggregate principal balance of all encumbrances against the entire Portfolio to (ii) the fair market value of the entire Portfolio. The term "DEBT SERVICE COVERAGE RATIO" shall mean the ratio, as reasonably determined by Lender, calculated by dividing (i) net operating income ("NOI") by (ii) total annual debt service ("TADS"). NOI is the gross annual income realized from operations of the entire Portfolio for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period (assuming for expense purposes only that the entire Portfolio is 95% leased and occupied if actual leasing is less than 95%), including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees (the higher of actual or 3.5% of gross revenues), reserves for replacements (a minimum of $300 per unit), real estate and other taxes, assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items. Gross income shall not be anticipated for any greater time period than that approved by generally accepted accounting principles and ordinary operating expenses shall not be prepaid. Documentation of NOI and expenses shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender. TADS shall mean the aggregate debt service payments for any given calendar year on the Loan and on all other indebtedness secured, or to be secured, by any part of the entire Portfolio.

                       ARTICLE VI - DEFAULTS AND REMEDIES

SECTION 6.01  Events of Default. The following shall be an "EVENT OF DEFAULT":

         (a) if Borrower fails to make any payment required under the Documents when due and such failure continues for five (5) days after written notice; provided, however, that if Lender gives one (1) notice of default within any twelve (12) month period, Borrower shall have no further right to any notice of monetary default during that twelve (12) month period;

         (b) except for defaults listed in the other subsections of this Section 6.01, if Borrower fails to perform or comply with any other provision contained in the Documents and the default is not cured within thirty (30) days after written notice from Lender (the "GRACE PERIOD"); provided, however, that Lender shall extend the Grace Period up to an additional sixty (60) days (for a total of ninety (90) days from the date of default) if (i) Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within ninety (90) days after the default, (2) no lien, security title or security interest created by the Documents will be impaired prior to completion of such cure, and (3) Lender's immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Lender's security interest ;

         (c) if any representation made (i) in connection with the Loan or Obligations or (ii) in the Loan application or Documents shall be false or misleading in any material respect;

         (d) if any default under Article V occurs;

         (e) if Borrower shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) make an assignment for the benefit of its creditors,
(iv) not be able to pay its debts as such debts become due, or (v) admit in writing its inability to pay its debts as they become due;

         (f) if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against Borrower, and, if instituted against Borrower, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution or (ii) the filing of an order for relief;

         (g) if any of the events in Sections 6.01 (e) or (f) shall occur with respect to any (i) general partner of Borrower or (ii) guarantor of payment or performance of any of the Obligations;

         (h) if the Property shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower; or

         (i) if any default occurs under the Environmental Indemnity (defined below) and such default is not cured within any applicable grace period in that document;

         (j) if Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 3.06 within ten (10) days after written notice;

         (k) if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt, or security agreement covering any part of the Property, whether it be superior or junior in priority of lien, security interest or security title to this Instrument;

         (l) if any claim of priority (except based upon a Permitted Encumbrance) to the Documents by title, lien, or otherwise shall be finally upheld by any court of competent jurisdiction or shall be consented to by Borrower;

         (m) (i) the consummation by Borrower of any transaction which would cause (A) the Loan or any exercise of Lender's rights under the Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 3.11 to be true and correct in all respects; or (iii) the failure of Borrower to provide Lender with the written certifications required by Section 3.11; or

         (n) if any Event of Default (as defined therein) occurs under any of the Documents.

SECTION 6.02 Remedies. If an Event of Default occurs, Lender or any person (which shall be a person permitted by applicable Laws) designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived, to the extent permitted by Laws), to protect and enforce Lender's rights under the Documents or Laws including the following actions:

         (a) accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Section 6.01 (f), (g) or (h) which shall automatically make the Obligations immediately due and payable;

         (b) Lender, at its option, may sell the Property, or any part thereof, at public sale or sales before the door of the courthouse of the county in which the Property, or any part thereof, is situated, to the highest bidder for cash, in order to pay the Obligations and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all Costs incurred by Lender in connection with such sale and all other expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys' fees, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which sheriff's sales are advertised in said county. The foregoing notwithstanding, Lender may sell, or cause to be sold, any tangible or intangible personal property, or any part thereof, and which constitutes a part of the security hereunder, in the foregoing manner, or as may otherwise be provided by law. Lender may bid and purchase at any such sale and may satisfy Lender's obligation to purchase pursuant to Lender's bid by canceling an equivalent portion of any Obligations then outstanding and secured hereby.

         At any such sale, Lender may execute and deliver to the purchaser a conveyance of the Property, or any part thereof, in fee simple (but without covenants and warranties, express or implied), and, to this end, Borrower hereby constitutes and appoints Lender the agent and attorney-in-fact of Borrower to make such sale and conveyance, and thereby to divest Borrower of all right, title, and equity that Borrower may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed, and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding on Borrower. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided by law for collection of the Obligations secured hereby, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Obligations secured hereby.

         (c) sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;

         (d) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Documents;

         (e)  seek specific performance of any provisions in the Documents;

         (f) apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person,
(ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower or any person liable for the payment of the Obligations; and Borrower and any person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

         (g) with or without entering upon the Property, (i) exclude Borrower and any person from the Property without liability for trespass, damages, or otherwise, (ii) take possession of, and Borrower shall surrender on demand, all books, records, and accounts relating to the Property, (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, and (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender and its attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower or Lender with respect to the Property, either in Borrower's name or otherwise;

         (h) release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the security title, security interest, lien or priority of this Instrument or improving the position of any subordinate lienholder or security title holder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder or security title holder;

         (i) apply any Deposits to the following items in any order and in Lender's sole discretion: (A) the Obligations, (B) Costs, (C) advances made by Lender under the Documents, and/or (D) Impositions;

         (j) take all actions permitted under the U.C.C. of the Property State including (i) the right to take possession of all tangible and intangible personal property owned by Borrower included within the Property ("PERSONAL PROPERTY") and take such actions as Lender deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower; or

         (k) take any other action permitted under any Laws.

If Lender  exercises any of its rights under Section  6.02(g),  Lender shall not
(a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or "mortgagee in possession" by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender, (ii) for any loss sustained by Borrower resulting from any failure to lease the Property, or (iii) any other act or omission of Lender except for losses caused by Lender's willful misconduct or gross negligence. Borrower hereby consents to, ratifies, and confirms the exercise by Lender of its rights under this Instrument and appoints Lender as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

SECTION 6.03 Expenses. All Costs, expenses, or other amounts paid or incurred by Lender in the exercise of its rights under the Documents, together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender's rights under the Documents.

SECTION 6.04 Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender may determine in its sole discretion, apply to any sales of the Property under Article VI, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender may conduct multiple sales of any part of the Property in separate tracts or in its entirety and Borrower waives any right to require otherwise; (b) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice; and (c) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Documents.

SECTION 6.05 Application of Proceeds. Any proceeds received from any sale or disposition under Article VI or otherwise, together with any other sums held by Lender, shall, except as expressly provided by Laws to the contrary, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action or foreclosure sale, including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items, if permitted by Laws; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

SECTION 6.06 Additional Provisions as to Remedies. No failure, refusal, waiver, or delay by Lender to exercise any rights under the Documents upon any default or Event of Default shall impair Lender's rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender and no levy of an execution upon the Property or any other property of Borrower shall affect the security title, lien and security interest created by this Instrument and such liens, security titles, security interests, rights, powers, and remedies shall continue unimpaired as before. Lender may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender may deem advisable, and no such action shall be construed as a waiver of any of the liens, security titles, security interests, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower and Lender shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the security title, lien and security interest hereof.

SECTION 6.07 Waiver of Rights and Defenses. To the fullest extent Borrower may do so under Laws, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, redemption, or any statute of limitations; (b) for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens, security titles and security interests created under the Documents; (c) shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien, security title or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security title, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (a) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (b) modify any of the provisions of the Documents without impairing or affecting the Documents or the lien, security title, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security title, security interest, encumbrance, right, title, or interest.

                        ARTICLE VII - SECURITY AGREEMENT

SECTION 7.01 Security Agreement. This Instrument constitutes both a real property mortgage and a "SECURITY AGREEMENT" within the meaning of the U.C.C. The Property includes real and personal property and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the same may be subject to the U.C.C. Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.

         ARTICLE VIII - LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES

SECTION 8.01 Limited Recourse Liability. The provisions of Paragraph 8 and Paragraph 9 of the Note are incorporated into this Instrument as if such provisions were set forth in their entirety in this Instrument.

SECTION 8.02 General Indemnity. Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless ("INDEMNIFY") the Indemnified Parties (defined below) from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Documents, including Losses; provided, however, that the foregoing indemnities shall not apply to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties. The term "LOSSES" shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys' fees (both in-house staff and retained attorneys) and all other costs of defense. The term "INDEMNIFIED PARTIES" shall mean

(a) Lender, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (e) the heirs, legal representatives, successors and assigns of each of the foregoing.

SECTION 8.03 Transaction Taxes Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties from all Losses imposed upon, incurred by, or asserted against the Indemnified Parties or the Documents relating to Transaction Taxes.

SECTION 8.04 ERISA Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties against all Losses imposed upon, incurred by, or asserted against the Indemnified Parties (a) as a result of a Violation, (b) in the investigation, defense, and settlement of a Violation, (c) as a result of a breach of the representations in Section 3.11 or default thereunder, (d) in correcting any prohibited transaction or the sale of a prohibited loan, and (e) in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion.

SECTION 8.05 Environmental Indemnity. Borrower and other persons, if any, have executed and delivered the environmental indemnity agreement dated the date hereof to Lender ("ENVIRONMENTAL INDEMNITY").

SECTION 8.06 Duty to Defend, Costs and Expenses. Upon request, whether Borrower's obligation to indemnify Lender arises under Article VIII or in the Documents, Borrower shall defend the Indemnified Parties (in Borrower's or the Indemnified Parties name) by attorneys and other professionals approved by the Indemnified Parties, provided such response is not unreasonably delayed and such approval is not unreasonably conditioned or withheld (the "Approved Attorneys"). Notwithstanding the foregoing, the Indemnified Parties (i) may, after a determination by the Indemnified Parties in their reasonable judgment that the Approved Attorneys are not appropriately representing Indemnified Parties' interests, engage their own attorneys and professionals, at the sole cost and expense of Borrower, to defend or assist the Indemnified Parties or (ii) may, in their sole discretion, engage their own attorneys and professionals, at the sole cost and expense of the Indemnified Parties, to defend or assist the Indemnified Parties and, at their option in either circumstance, their attorneys shall control the resolution of any claims or proceedings pertaining to ERISA. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse and/or indemnify the Indemnified Parties for all Costs imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this Article VIII and/or the enforcement or preservation of the Indemnified Parties' rights under the Documents (except as noted in this paragraph). Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Obligations, (c) bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, until paid if not paid on demand, and (d) be secured by this Instrument.

SECTION 8.07 Recourse Obligation and Survival. Notwithstanding anything to the contrary in the Documents and in addition to the recourse obligations in the Note, the obligations of Borrower under Sections 8.03, 8.04, 8.05, and 8.06 shall be a full recourse obligation of

Borrower, shall not be subject to any limitation on personal liability in the Documents, and shall survive (a) repayment of the Obligations, (b) any termination, satisfaction, assignment or foreclosure of this Instrument, (c) the acceptance by Lender (or any nominee) of a deed in lieu of foreclosure, (d) a plan of reorganization filed under the Bankruptcy Code, or (e) the exercise by the Lender of any rights in the Documents. Borrower's obligations under Article VIII shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation under any applicable insurance policy.

                       ARTICLE IX - ADDITIONAL PROVISIONS

SECTION 9.01 Usury Savings Clause. All agreements in the Documents are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid under the Documents for the use, forbearance, or detention of money exceed the highest lawful rate permitted by Laws. If, at the time of performance, fulfillment of any provision of the Documents shall involve transcending the limit of validity prescribed by Laws, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically or (b) if paid, such excess shall be (i) credited against the principal amount of the Obligations to the extent permitted by Laws or (ii) rebated to Borrower if it cannot be so credited under Laws. Furthermore, all sums paid or agreed to be paid under the Documents for the use, forbearance, or detention of money shall to the extent permitted by Laws be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations is outstanding.

SECTION 9.02 Notices. Any notice, request, demand, consent, approval, direction, agreement, or other communication (any "NOTICE") required or permitted under the Documents shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:

If to Borrower:                                              With a copy to notices sent to Borrower to:

Cornerstone Realty Income Trust, Inc.                        McGuire Woods Battle & Boothe LLP
306 East Main Street                                         901 East Cary Street
Richmond, Virginia  23219                                    Richmond, Virginia  23219-4030
Attn:  Stanley J. Olander, Jr.                               Attention:  Martin B. Richards

If to Lender:                                                With a copy of notices sent to Lender to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Prudential Capital Group                                     Prudential Capital Group
Two Ravinia Drive, Suite 1400                                Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346                                       Atlanta, Georgia 30346
Attention:  Mortgage Loan Customer Service                   Attention:  Regional Counsel
Reference Loan No. 6 103 650                                 Reference Loan No. 6 103 650

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days' prior notice.

SECTION 9.03 Sole Discretion of Lender. Except as otherwise expressly stated, whenever Lender's judgment, consent, or approval is required or Lender shall have an option or election under the Documents, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the sole and absolute discretion of Lender.

SECTION 9.04 Applicable Law and Submission to Jurisdiction. The Documents shall be governed by and construed in accordance with the laws of the Property State and the applicable laws of the United States of America. Without limiting Lender's right to bring any action or proceeding against Borrower or the Property relating to the Obligations (an "ACTION") in the courts of other jurisdictions, Borrower irrevocably (a) submits to the jurisdiction of any state or federal court in the Property State, (b) agrees that any Action may be heard and determined in such court, and (c) waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction.

SECTION 9.05 Construction of Provisions. The following rules of construction shall apply for all purposes of this Instrument unless the context otherwise requires: (a) all references to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Instrument and such Exhibits are incorporated into this Instrument as if fully set forth in the body of this Instrument; (b) all Article, Section, and Exhibit captions are used for convenience and reference only and in no way define, limit, or in any way affect this Instrument; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of. this Instrument; (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower's sole expense; (f) the terms "INCLUDE," "INCLUDING," and similar terms shall be construed as if followed by the phrase "WITHOUT BEING LIMITED TO"; (g) the terms "PROPERTY", "LAND", "IMPROVEMENTS", and "PERSONAL PROPERTY" shall be construed as if followed by the phrase "OR ANY PART THEREOF"; (h) the term "OBLIGATIONS" shall be construed as if followed by the phrase "OR ANY OTHER SUMS SECURED HEREBY, OR ANY PART
THEREOF"; (i) the term "PERSON" shall include natural persons, firms, partnerships, corporations, governmental authorities or agencies, and any other public or private legal entities; (j) the term "PROVISIONS," when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "TERMS, COVENANTS, AGREEMENTS, REQUIREMENTS, AND/OR CONDITIONS"; (k) the term "LEASE" shall mean "TENANCY, SUBTENANCY, LEASE, SUBLEASE, OR RENTAL AGREEMENT," the term "LESSOR" shall mean "LANDLORD, SUBLANDLORD, LESSOR, AND SUBLESSOR," and the term "TENANTS" or "LESSEE" shall mean "TENANT, SUBTENANT, LESSEE, AND SUBLESSEE"; (l) the term "OWNED" shall mean "NOW OWNED OR LATER ACQUIRED"; (m) the terms "ANY" and "ALL" shall mean "ANY OR ALL"; and (n) the term "ON DEMAND" or "UPON DEMAND" shall mean "WITHIN FIVE (5) BUSINESS DAYS AFTER WRITTEN NOTICE".

SECTION 9.06 Transfer of Loan. Lender may, at any time, (i) sell, transfer or assign the Documents and any servicing rights with respect thereto or (ii) grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (collectively, the "SECURITIES"). Lender may forward to any purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, "INVESTORS"), any Rating Agency rating such Securities and any prospective Investor, all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, any Guarantor, any indemnitor(s), the Leases, and the Property, whether furnished by Borrower, any Guarantor, any indemnitor(s) or otherwise, as Lender determines advisable. Borrower, any Guarantor and any indemnitor agree to cooperate (provided such cooperation will not create additional liabilities or obligations beyond the liabilities and obligations set out in the Loan Documents) with Lender in connection with any transfer made or any Securities created pursuant to this Section including the delivery of an estoppel certificate in accordance with Section 3.16 and such other documents as may be reasonably requested by Lender.

SECTION 9.07 Miscellaneous. If any provision of the Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Documents and such provision shall be limited and construed as if it were not in the Documents. If title to the Property becomes vested in any person other than Borrower, Lender may, without notice to Borrower, deal with such person regarding the Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower's liability under the Documents or being deemed to have consented to the vesting. If both the lessor's and lessee's interest under any Lease ever becomes vested in any one person, this Instrument and the security title, lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure, by application of the doctrine of merger or as a matter of law, unless Lender takes all actions required by law to terminate the Leases as a result of foreclosure. All of Borrower's covenants and agreements under the Documents shall run with the land and time is of the essence. Borrower appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the documents listed in Sections 3.04, 3.19, 4.01 and 6.02. The Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated. The provisions of the Documents shall be binding upon Borrower and its heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Lender and its heirs, successors, substitutes, and assigns. Where two or more persons have executed the Documents, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise. The Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Document, Borrower will issue, in lieu thereof, a replacement Document and indemnity reasonably satisfactory to Borrower, dated the date of the lost, stolen, destroyed or mutilated Document containing the same provisions.

SECTION 9.08 Entire Agreement. Except as provided in Section 3.17, (a) the Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Loan application and Loan commitment and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Documents.

SECTION 9.09 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ACTS OR OMISSIONS OF BORROWER OR LENDER IN CONNECTION THEREWITH.

              ARTICLE X PARTIAL RELEASE/SUBSTITUTION OF COLLATERAL

SECTION 10.01 Partial Release. So long as the Borrower has not transferred the Property in accordance with Section 5.03 hereof and upon Borrower's written request, to be received with not less than sixty (60) days prior notice, Lender shall release not more than two (2) Individual Properties (defined below) (during any one loan year, but subject to the cumulative limits set out below) from the lien of the Documents ("Release Property"), upon the following terms and conditions:

         (a) At the time of the request and the time of the release, there shall be no Event of Default under the Documents, and there shall exist no condition or state of facts which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Documents;

         (b) Any such request may be made beginning six (6) months after the date of this Instrument and any such partial release must occur prior to the last six (6) months of the Loan term;

         (c) For purposes of this Section 10.01, each Release Property released shall consist of one of the Individual Properties (herein so called) as identified by either a street address or a complex name on Exhibit E attached hereto and by this reference made a part hereof;

         (d) For each Release Property, Borrower shall have made the "Release Price" payment to Lender, in an amount equal to one hundred fifteen percent (115%) of the lesser of (i) the Allocated Loan Amount (as set forth on Exhibit
E) applicable to the Release Property, or (ii) the subsequently reduced allocated Loan Amount as a result of the payments made under this subparagraph 10.01(d) and allocated under subparagraph 10.01(e) together with the applicable Prepayment Premium under the Note (based on the Release Price);

         (e) The Release Price shall be applied against the Note and Borrower shall, in addition, pay all amounts due with respect to such Release Price with respect to interest thereon due to the date of payment, Prepayment Premium and costs and expenses. Lender shall apply the portion of the Release Price (but specifically excluding any Prepayment Premium) which is in excess of the Allocated Loan Amount to the Release Property on a pro rata basis to all of the remaining Allocated Loan Amounts (which shall, as to subparagraph 10.01(d), reduce the amount for calculating future Release Prices;

         (f) At the time of the release, the Debt Service Coverage Ratio, calculated with respect to the remaining property in the Portfolio (excluding the Release Property) shall be equal to or greater than 1.90 to 1.00;

         (g) At the time of the release, the Loan to Value Ratio, calculated with respect to the remaining property in the Portfolio (excluding the Release Property), does not exceed sixty-two percent (62%). In the event the Loan to Value Ratio of the remaining property in the Portfolio (as determined by Lender in its sole discretion) exceeds the required level, Borrower shall have the right, subject to payment of the Prepayment Premium calculated in accordance with the provisions set forth in the Note, to pay Lender the amount necessary to reduce the Loan to Value Ratio of the remaining property in the Portfolio to the required level. Lender shall have determined, in its sole discretion, that following the proposed partial release, the entire Property portfolio shall meet the leasing percentage requirements in the Assignment.

         (h) In no event will Lender be required to release more than five (5) of the Individual Properties in total during the term of the Loan;

         (i) For each Release Property requested to be released, Borrower shall pay to Lender a release fee equal to one-half percent (0.5%) of the principal balance of the Allocated Loan Amount (as the same may be reduced by payments described in Section 10.01(e) above) applicable to the Release Property (but in no event shall such release fee be less than $10,000), which shall be non-refundable and payable to Lender at the time of request for partial release;

         (j) Borrower shall pay to Lender all escrow, closing and recording costs including, but not limited to, the cost of preparing and delivering any re-conveyance documentation and modification of the Documents, including legal fees and costs, the cost of any title insurance endorsements that Lender may require, any expenses incurred by the Lender in connection with the partial release, and any sums then due and payable under the Documents;

         (k) Lender has determined that following the release of the Release Property the remaining property in the Portfolio shall have an aggregate allocated loan balance equal to or greater than 50% of the aggregate allocated loan balance of the property in the Portfolio on the Closing Date of the Loan; and

         (l) Such other terms and conditions as Lender shall reasonably require.

Notwithstanding anything to the contrary in this Section 10.01 and Section 10.02 below, (x) Borrower and Guarantor shall only have the right, during any one loan year, to a cumulative total of (1) two partial releases,(2) two substitutions of collateral, or (3) one partial release and one substitution of collateral and
(y) after any partial release or substitution of collateral, the remaining Individual Properties (including any substituted property which becomes part of the Individual Properties) shall always be in at least three markets with no more than thirty-five percent (35%) of the total value (as determined by Lender) of all of the Individual Properties in any one market.

This Section 10.01 shall be personal to Borrower, and neither the Third Party Single Entity nor any other transferee shall have any rights under this paragraph.

SECTION 10.02 Substitution of Collateral. At any time during the term of the Loan, with ninety (90) days prior written notice to Lender, Borrower shall be entitled (during any one loan year, but subject to the cumulative limits set out below) to substitute up to two (2) properties comprising the original Portfolio with properties ("Substitute Collateral") which shall be satisfactory to Lender in Lender's sole discretion and shall meet all criteria of Lender, including without limitation, the criteria set forth in subparagraphs (a) through (k) below. In evaluating the acceptability of the substitution, each of the following conditions must be satisfied:

         (a) No Event of Default or event which with the passage of time or giving of notice, or both, would constitute an Event of Default shall exist under the Documents at the time of the request or at the time of the substitution of collateral;

         (b) The Substitute Collateral shall only be an apartment complex satisfactory to Lender in Lender's sole discretion. The ownership entity of the Substitute Collateral shall be identical to the entity owning the Individual Property being transferred;

         (c) The location (including, without limitation, the character and demographics of the market area) of the Substitute Collateral shall be satisfactory to Lender in Lender's sole discretion;

         (d) The Substitute Collateral shall not be less than ninety-two percent (92%) occupied by third-party tenants in occupancy and paying rent at the time of substitution;

         (e) Lender shall have received a report from an engineer or architect chosen by Lender conforming with the guidelines then applicable to Lender's mortgage loans, which report shall be satisfactory in all respects to Lender in Lender's sole discretion. In addition, Lender shall have received an Environmental Report conforming with the guidelines then applicable to Lender's mortgage loans, which Environmental Report shall be satisfactory in all respects to Lender in Lender's sole discretion. The cost of preparation of all such reports and all necessary inspections shall be paid by Borrower;

         (f) The overall appearance, configuration, quality and age of the Substitute Collateral shall be satisfactory to Lender in Lender's sole discretion and shall equal or exceed the appearance, configuration, quality and age of the property being transferred. Lender shall have determined in its sole discretion, that following the proposed substitution, the entire Portfolio shall meet the leasing percentage requirements in the Assignment.

         (g) The value of the Substitute Collateral, as determined by Lender, shall equal or exceed then-market value of the property being transferred, and the Net Operating Income of the Substitute Collateral, as determined by Lender, shall equal or exceed Net Operating Income of the property being transferred;

         (h) To the extent applicable to the Substitute Collateral, all conditions that Borrower was obligated to meet and satisfy under the terms of the Application/Commitment in connection with the closing of the Loan, or, if required by Lender, Lender's then current closing requirements, shall be satisfied regarding the Substitute Collateral, including without limitation, that (i) all Loan Documents shall be satisfactory to Lender, (ii) Lender receives a satisfactory legal opinion from Borrower's counsel, (iii) title to the Substitute Collateral shall be satisfactory in all respects to Lender (including, without limitation, evidence that Lender shall have a first and exclusive lien on the fee simple interest in the Substitute Collateral) and Lender shall have received a satisfactory survey and title insurance policy,
(iv) Lender receives evidence that the Substitute Collateral complies with all applicable government requirements, (v) construction of the Substitute Collateral is complete and in accordance with the plans and specifications, (vi) all bills in connection with such construction have been paid in full, and (vii) Borrower's current financial condition shall be reasonably satisfactory to Lender. In addition, Lender shall have the right to modify the minimum leasing requirements for the Substitute Collateral to an appropriate level;

         (i) Borrower shall pay all costs and expenses associated with the substitution of the Substitute Collateral, including but not limited to, title insurance and survey fees and expenses, recording costs, documentary stamp taxes, intangible taxes, similar fees, and attorneys' fees (including attorneys' fees and expenses for Lender's staff attorneys and outside counsel), fees of Lender's architect and/or engineer, and fees related to the Environmental Report. In addition, Borrower shall pay to Lender a non-refundable servicing fee of 1.0% of the Substituted Collateral's allocated loan balance at the time of the request for substitution;

         (j) The Substitute Collateral shall not consist of any partial interests in a property, including but not limited to partnership or joint venture interests;

         (k) The consent of Lender to the substitution of collateral is expressly made subject to Lender's analysis and approval of the economic trends affecting the Substitute Collateral; and

         (l) At the time of the request for substitution of collateral, the Debt Service Coverage Ratio, calculated with respect to the Portfolio as constituted prior to any substitution, is equal to or greater than 1.30 to 1.00.

Lender shall have at least eighty (80) days in which to process any request to substitute collateral after receipt of (1) all materials necessary to evaluate such request and (2) the fees required by subparagraph (i) above.

Notwithstanding anything to the contrary in this Section 10.02 and Section 10.01 above, (x) Borrower and Guarantor shall only have the right, during any one loan year, to a cumulative total of (1) two partial releases, (2) two substitutions of collateral, or (3) one partial release and one substitution of collateral and
(y) after any partial release or substitution of collateral, the remaining Individual Properties (including any substituted property which becomes part of the Individual Properties) shall always be in at least three markets with no more than thirty-five percent (35%) of the total value (as determined by Lender) of all of the Individual Properties in any one market.

This Section 10.02 shall be personal to Borrower, and neither the Third Party Single Entity nor any other transferee shall have any rights under this paragraph.

                 ARTICLE XI - AMORTIZATION AND REQUIRED REPAIRS

SECTION 11.01 Amortization Required. If at any time during the term of the Loan, the Debt Service Coverage Ratio (as determined by Lender) for the entire Portfolio is less than 1.30 to 1.0 based on the Initial Loan Constant for the Loan of 7.29%, then effective on the first monthly payment which is due following such determination by Lender Borrower shall begin making monthly payments (the "Amortizing Payments") on the Loan equal to the then outstanding principal balance multiplied by 8.705% (the "Amortizing Loan Constant") (based on a 25 year amortization schedule). The Amortizing Payments shall continue until such time as Lender determines that the Debt Service Coverage Ratio for the entire Portfolio is equal to or greater than 1.80 to 1.0 based on the Initial Loan Constant for the Loan of 7.29%.

SECTION 11.02 Required Repairs, Capital Improvements and Replacements. Borrower shall be required to spend, between January 1, 1999 and December 31, 2000, at least $2,400,000 (the "Repair Amount"), in the aggregate, on the repairs, capital improvements and replacements for the entire Portfolio as outlined on Exhibit F attached hereto and by this reference made a part hereof. Borrower shall document the payment of the Repair Amount and the completion of the applicable repairs, capital improvements and replacements made by Borrower by furnishing to Lender, on or before March 1, 2001, annual financial statements (for the years 1999 and 2000) and certifications of the Borrower reflecting such expenditure and any other such written documentation as Lender shall reasonably require. If Lender determines that Borrower has not spent the Repair Amount (by December 31, 2000), then beginning with the April, 2001, monthly payments due under the Loan,

Borrower shall make monthly payments equal to the Amortizing Payments, and the Amortizing Payments shall continue until Lender determines that Borrower has spent the Repair Amount.

                       ARTICLE XII - LOCAL LAW PROVISIONS

SECTION 12.01 Waiver. BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE UNDER THE CONSTITUTION OR THE LAWS OF THE STATE OF GEORGIA OR THE CONSTITUTION OR THE LAWS OF THE UNITED STATES OF AMERICA TO NOTICE, OTHER THAN EXPRESSLY PROVIDED FOR IN THIS INSTRUMENT, OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS INSTRUMENT TO LENDER, AND BORROWER WAIVES BORROWER'S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS INSTRUMENT ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. ALL WAIVERS BY BORROWER IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY, AND KNOWINGLY, AFTER BORROWER HAS BY BORROWER'S ATTORNEY BEEN FIRST APPRISED OF AND COUNSELED WITH RESPECT TO BORROWER'S POSSIBLE ALTERNATIVE RIGHTS.

  /s/  SJO
----------------------------------------
(Initialed and Acknowledged by Borrower)

SECTION 12.02 Nature of Instrument (as Deed to Secure Debt). THIS INSTRUMENT is a deed passing title to Lender and is made under the laws of the State of Georgia relating to deeds to secure debt, and is not a mortgage, and is given to secure the performance and repayment of the Obligations. All references in this Instrument to Borrower as "mortgagor" shall be deemed to refer to Borrower as "grantor," and all references in this Instrument to Lender as "mortgagee" shall be deemed to refer to Lender as "grantee."

SECTION 12.03 No Novation. Lender's acceptance of an assumption of the obligations of this Instrument and of the Note, and any release of Borrower (if any) in connection with such assumption, shall not constitute a novation.

IN WITNESS WHEREOF, the undersigned have executed this Instrument as of the day first set forth above.

Signed, sealed, and delivered            BORROWER:
in the presence of:
                                         CORNERSTONE REALTY INCOME TRUST,
/s/  Mark A. Babb     Mark A. Babb       a Virginia corporation
-----------------------------------
Unofficial Witness

  /s/  Jacquelyn B. Owens                By:   /s/  Stanley J. Olander, Jr.
-----------------------------------          ----------------------------------
Notary Public                                Name:  Stanley J. Olander, Jr.
                                                    ---------------------------
                                             Title:    Chief Financial Officer
                                                     --------------------------

My Commission Expires:                         (CORPORATE SEAL)

  6/30/03
-------------------------------
        [NOTARIAL SEAL]

                                    Exhibit A

                                                                    (Ashley Run)

All that tract of parcel of land lying and being in Land Lots 281 and 306 of the 6th District, Gwinnett County, Georgia, being more particularly described as follows:

Beginning at a point marked by an iron pin found located at the common corner of Land Lots 280, 281, 306 and 307 of the 6th District, Gwinnett County, Georgia (being hereinafter called "Point A"); thence N 31(degrees) 25' 45" W along the Land Lot line dividing Land Lots 306 and 307 of the aforesaid District and County, a distance of 29.73 feet, more or less, to a point on the center line of a creek (and being the southernmost point of Lot 6, Unit 1, Section II, Lockridge Forest, Block "A"); thence in a generally northeasterly direction along the center line of said creek and following the meanderings thereof a distance of 951 feet, more or less, to a point, being hereinafter called "Point B," said Point B also being located by commencing at Point A and proceeding the following courses and distances; N 44(degrees) 44' 26" E a distance of 203.54 feet to a point; thence N 86(degrees) 24' 31" E a distance of 319.45 feet to a point; thence N 53(degrees) 44' 58" E a distance of 152.63 feet to a point; thence 66(degrees) 44' 16" E a distance of 154.17 feet to a point; thence N 74(degrees) 14' 39" E a distance of 81.04 feet to Point B; thence N 44(degrees) 30' 49" E a distance of 288.56 feet to a point; thence N 49(degrees) 53' 52" E a distance of 235.99 feet to a point; thence N 52(degrees) 15' 37" E a distance of
139.32 feet to a point marked by an iron pin found; thence N 53(degrees) 05' 05" E a distance of 224.96 feet to a point; thence N 56(degrees) 38' 28" E a distance of 322.26 feet to a point; thence N 67(degrees) 13' 03" E a distance of
325.13 feet to a point marked by an iron pin found; thence S 31(degrees) 36' 58" E a distance of 540 feet, more or less, to an iron pin placed in the center line of a creek and marked "Point X"; thence northeasterly and northerly along the center line of said creek and following the meanderings thereof a distance of 1,491 feet, more or less, to an iron pin placed at the intersection of the center line of said creek and the Land Lot line dividing Land Lots 305 and 306 of the aforesaid District and County marked "Point Y" and being located N 30(degrees) 48' 58" W 458 feet, more or less, from the common corner of Land Lots 281, 282, 305 and 306 of the aforesaid District and County; thence S 30(degrees) 48' 58" E along the Land Lot line dividing Land Lots 305 and 306 of the aforesaid District and County, a distance of 422.45 feet, to a point marked by an iron pin found located at the common corner of Land Lots 281, 282, 305 and 306 of the aforesaid District and County; thence S 30(degrees) 55' 56" E along the Land Lot line dividing Land Lots 281 and 282 of the aforesaid District and County, a distance of 81.08 feet to a point marked by an iron pin placed; thence S 12(degrees) 03' 16" W a distance of 859.74 feet to a point; thence S 07(degrees) 31' 41" E a distance of 396.39 feet to a point; thence N 60(degrees) 33' 37" W a distance of 533.39 feet to a point; thence N 31(degrees) 36' 04" W a distance 0f 300.05 feet to a point; thence N 89(degrees) 59' 42" W a distance of
293.76 feet to a point; thence S 35(degrees) 56' 25" W a distance of 502.75 feet to a point; thence S 03(degrees) 05' 57" W a distance of 370.60 feet to a point; thence S 87(degrees) 51' 51" E a distance of 215.18 feet to a point; thence S 28(degrees) 55' 51" E a distance of 140.57 feet to a point; thence S 09(degrees) 47' 25" W a distance of 645.86 feet to a point, said point being located on the northern margin of the right-of-way of Jones Mill Road (having an 80-foot right-of-way at this point); thence proceeding along the northern and northeastern margin of the right-of-way of Jones Mill Road along an arc of a curve to the right a distance of 587.75 feet to a point (said arc being subtended by a chord having a bearing of N 79(degrees) 19' 42" W and a chord distance of 577.94 feet); thence N 61(degrees) 09' 01" W along the northern margin of the right-of-way of Jones Mill Road a distance of 140.25 feet to a point; thence northerly, northeasterly, westerly and southwesterly along the arc of a curve to the left and being the cul-de-sac of Jones Mill Road a distance of
207.42  feet  (said  arc  being  subtended  by a chord  having  a  bearing  of N
76(degrees) 49' 28" W and a chord distance of 129.96 feet); thence along the center line of Jones Mill Road the following courses and distances N 59(degrees) 43' 00" W a distance of 145.74 feet to a point; thence northwesterly and westerly along an arc of a curve to the left a distance of 158.60 feet to a point (said arc being subtended by a chord having a bearing of N 73(degrees) 36' 43" W and a chord distance of 157.05 feet); thence N 87(degrees) 30' 26" W a distance of 126.58 feet to a point; thence westerly along an arc of a curve to the left a distance of 338.79 feet to a point, said point being located on the Land Lot line dividing Land Lots 280 and 281 of the aforesaid District and County (said arc being subtended by a chord having a bearing of S 87(degrees) 47' 04" W and a chord distance of 338.41 feet); thence departing from the center line of Jones Mill Road and proceeding N 31(degrees) 25' 45" W along the Land Lot line dividing Land Lots 280 and 281 of the aforesaid District and County, a distance of 333.32 feet to the Point of Beginning, containing 45.1055 acres, more or less, as shown and delineated on the ALTA/ACSM Survey dated August 25, 1999, prepared by Samuel G. Evans, Jr., Georgia Registered Land Surveyor No. 1159, of EDI Engineers & Surveyors, Inc., which as-built survey is incorporated herein by reference thereto.

                                                                   (Stone Brook)

         ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 184 OF THE 6TH DISTRICT, GWINNETT COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT FOUND AT THE INTERSECTION OF THE NORTHERLY LINE OF LAND LOT 184 AND THE SOUTHERLY RIGHT-OF-WAY LINE OF BEAVER RUIN ROAD (BEING A 130-FOOT RIGHT-OF-WAY); THENCE FOLLOWING SAID SOUTHERLY RIGHT-OF-WAY LINE OF BEAVER RUIN ROAD 719.0 FEET SOUTHEASTERLY TO THE TRUE POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING CONTINUING ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF BEAVER RUIN ROAD S 79(DEGREES) 13' 05" E A DISTANCE OF 307.39 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A RADIUS OF 1,024.49 FEET, A CHORD BEARING OF S 67(DEGREES) 32' 44" E AND A CHORD DISTANCE OF 414.55 FEET; ALONG SAID CURVE AN ARC DISTANCE OF 417.43 FEET TO A POINT; THENCE S 55(DEGREES) 52' 23" E A DISTANCE OF 685.77 FEET TO A POINT; THENCE DEPARTING SAID RIGHT-OF-WAY LINE S 82(DEGREES) 36' 58" W A DISTANCE OF 237.50 FEET TO A POINT; THENCE S 58(DEGREES) 37' 55" W A DISTANCE OF 35.92 FEET TO A POINT; THENCE S 78(DEGREES) 10' 49" W A
         DISTANCE  OF 35.24 FEET TO A POINT;  THENCE S  58(DEGREES)  37' 55" W A
         DISTANCE  OF 77.00 FEET TO A POINT;  THENCE S  43(DEGREES)  13' 22" W A
         DISTANCE  OF 26.97 FEET TO A POINT;  THENCE S  57(DEGREES)  26' 19" W A
         DISTANCE OF 103.92 FEET TO A POINT;  THENCE S  31(DEGREES)  22' 05" E A
         DISTANCE  OF 17.30 FEET TO A POINT;  THENCE S  58(DEGREES)  35' 48" W A
         DISTANCE OF 118.79 FEET TO A POINT;  THENCE S  55(DEGREES)  53' 23" E A
         DISTANCE OF 128.95 FEET TO A POINT;  THENCE S  58(DEGREES)  36' 00" W A
         DISTANCE OF 125.00 FEET TO A POINT;  THENCE S  31(DEGREES)  24' 55" E A
         DISTANCE OF 449.94 FEET TO A POINT;  THENCE N  58(DEGREES)  35' 26" E A
         DISTANCE OF 250.00 FEET TO A POINT; THENCE S 31(DEGREES) 24' 34" E A DISTANCE OF 88.08 FEET TO A POINT; THENCE S 58(DEGREES) 6' 09" W A DISTANCE OF 385.01 FEET TO A POINT; THENCE N 31(DEGREES) 24' 34" W A
         DISTANCE  OF 91.36 FEET TO A POINT;  THENCE N  58(DEGREES)  35' 26" E A
         DISTANCE  OF 80.00 FEET TO A POINT;  THENCE N  31(DEGREES)  24' 34" W A
         DISTANCE OF 200.00 FEET TO A POINT;  THENCE S  58(DEGREES)  35' 26" W A
         DISTANCE OF 030.00 FEET TO A POINT;  THENCE N  31(DEGREES)  24' 32" W A
         DISTANCE OF 249.96 FEET TO A POINT;  THENCE S  58(DEGREES)  36' 00" W A
         DISTANCE OF 252.63 FEET TO A POINT;  THENCE N  30(DEGREES)  27' 48" W A
         DISTANCE OF 890.13 FEET TO A POINT;  THENCE N  59(DEGREES)  29' 15" E A
         DISTANCE OF 245.06 FEET TO A POINT; THENCE N 30(DEGREES) 30' 15" W A DISTANCE OF 314.52 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF BEAVER RUIN ROAD, SAID POINT BEING THE TRUE POINT OF BEGINNING, AND CONTAINING 18.035 ACRES AS SHOWN ON A PLAT ENTITLED "SURVEY FOR HAL BARNETT" PREPARED BY HAYES, JAMES & ASSOCIATES, INC., LAWRENCEVILLE, GEORGIA, DATED OCTOBER 02, 1985, AND ON AS BUILT SURVEY OF BARRINGTON PARC FOR CORNERSTONE REALTY INCOME TRUST, INC. AND CHICAGO TITLE INSURANCE COMPANY, PREPARED BY HAYES, JAMES & ASSOCIATES, INC., DATED JULY 21, 1989, LAST REVISED OCTOBER 23, 1997 AND ALTA/ACSM AS BUILT SURVEY OF STONE BROOK FOR CRIT-NC; THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND LAWYERS TITLE INS. CORP., DATED SEPT. 20, 1999.

         TOGETHER WITH those easement rights arising under the following:

1. Easement Agreement by and between Georgia Waste Systems, Inc., successor by merger with Whitaker & Sons, Inc., and Hal W. Barnett, dated as of May ___, 1985, filed for record July 3, 1985, at 9:23 a.m., recorded in Deed Book 3086 at page 585, records of Gwinnett County, Georgia.

2. Sewer Easement from James M. Conley and Barbara M. Conley to Hal W. Barnett, dated as of May ___, 1985, filed for record July 3, 1985, at 9:23 a.m., recorded in Deed Book 3086, page 583, aforesaid records.

3. Sewer Easement from Marvin's, Inc., to Hal W. Barnett, dated as of May 29, 1985, filed for record July 3, 1985, at 9:23 a.m., recorded in Deed Book 3086 at page 600, aforesaid records.

4. Sewer Easement from Red Plum Industrial Park, a Joint Venture, comprised of George T. Baker, William H. Coffer, Jr., Donald F. Palmieri and MB & Lane Enterprises, Inc., a Georgia corporation, to Hal
         W. Barnett, dated as of June 18, 1985, filed for record July 3, 1984, at 9:23 a.m., recorded in deed Book 3086 at page 606, aforesaid records.

                                                                   (Spring Lake)

         All that tract or parcel of land lying and being in Land Lot 82 of the 12th District of Clayton County, Georgia and being more particularly described as follows:

         Beginning at a point on the easterly r/w of Southlake Parkway (80' r/w) a distance of 434.88 feet southerly from the intersection formed by the easterly r/w of Southlake Parkway (80'r/w) and the southerly r/w of Nolan Court (said point lying 33.0 feet southerly from the centerline of said Nolan Court) and running thence South 87(degrees) 13' 52" East, and departing the easterly r/w of Southlake Parkway, a distance of 1166.69 feet to a point; running thence South 00(degrees) 25' 11" West a distance of 986.99 feet to a point; running thence North 89(degrees) 36' 58" West a distance of 1283.91 feet to a point on the easterly r/w of Southlake Parkway (80'r/w); running thence northerly along the easterly r/w of Southlake Parkway (80'r/w) the following courses and distances:
North 07(degrees) 33' 11" East, 831.83 feet; thence along the arc of a curve to the left 210.86 feet to the point of beginning (said arc having a chord distance of 210.76 feet on a bearing of North 04(degrees) 28' 29" East and a radius of 1962.354 feet); said property containing 28.35027 acres or 1,234,938 square feet.

         Said property is described according to plat of ALTA/ACSM Land Title Survey for Cornerstone Realty Income Trust, Inc., The Prudential Insurance Company of America and Lawyers Title Insurance Corporation by Watts & Browning Engineers, Inc., dated August 18, 1999 and last revised September 10, 1999, which plat is incorporated by this reference for purposes of this description.

                                                                       Exhibit B

                    DESCRIPTION OF PERSONAL PROPERTY SECURITY

         1. All machinery, apparatus, goods, equipment, materials, fittings, fixtures, chattels, and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, now or hereafter owned by Borrower, wherever situate, and now or hereafter located on, attached to, contained in, or used or usable in connection with the real property described in Exhibit A attached hereto and incorporated herein (the "LAND"), and all improvements located thereon (the "IMPROVEMENTS") or placed on any part thereof, though not attached thereto, including all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, electrical, lighting, plumbing, ventilating, air-conditioning, refrigerating, incinerating and/or compacting plants, systems, fixtures and equipment, elevators, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, fittings, and fixtures.

         2. All funds, accounts, deposits, instruments, documents, contract rights, general intangibles, notes, and chattel paper arising from or by virtue of any transaction related to the Land, the Improvements, or any of the personal property described in this Exhibit B.

         3. All permits, licenses, franchises, certificates, and other rights and privileges now held or hereafter acquired by Borrower in connection with the Land, the Improvements, or any of the personal property described in this Exhibit B.

         4. All right, title, and interest of Borrower in and to the name and style by which the Land and/or the Improvements is known, including trademarks and trade names relating thereto.

         5. All right, title, and interest of Borrower in, to, and under all plans, specifications, maps, surveys, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies, and other documents of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale, or operation of the Land and/or the Improvements.

         6. All interests, estates, or other claims or demands, in law and in equity, which Borrower now has or may hereafter acquire in the Land, the Improvements, or the personal property described in this Exhibit B.

         7. All right, title, and interest owned by Borrower in and to all options to purchase or lease the Land, the Improvements, or any other personal property described in this Exhibit B, or any portion thereof or interest therein, and in and to any greater estate in the Land, the Improvements, or any of the personal property described in this Exhibit B.

         8. All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, which Borrower now has or may hereafter acquire in the Land, the Improvements, or any of the personal property described in this Exhibit B, or any portion thereof or interest therein, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including without limitation, any award resulting from a change of any streets (whether as to grade, access, or otherwise) and any award for severance damages.

         9. All right, title, and interest of Borrower in and to all contracts, permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority, person or entity relating to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements, including all of the Borrower's rights and privileges hereto or hereafter otherwise arising in connection with or pertaining to the Land and/or the Improvements, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, Declaration of Covenants, Restrictions and Easements or like instrument, Developer's Agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements.

AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING PERSONAL PROPERTY DESCRIBED IN THIS EXHIBIT B.

A PORTION OF THE ABOVE DESCRIBED GOODS ARE OR ARE TO BE AFFIXED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

THE BORROWER IS THE RECORD TITLE HOLDER AND OWNER OF THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

                                    Exhibit C

                             PERMITTED ENCUMBRANCES

As to the real property commonly known as Ashley Run, those items set forth in Schedule B, Section 2, of that certain Commitment for Title Insurance issued by Lawyers Title Insurance Corporation, Commitment No. 2-11007(B), as endorsed and marked in connection with the making of the Loan evidenced by the Note and the recording of this Instrument.

As to the real property commonly known as Stone Brook, those items set forth in Schedule B, Section 2, of that certain Commitment for Title Insurance issued by Lawyers Title Insurance Corporation, Commitment No. 2-11007(A), as endorsed and marked in connection with the making of the Loan evidenced by the Note and the recording of this Instrument.

As to the real property commonly known as Spring Lake, those items set forth in Schedule B, Section 2, of that certain Commitment for Title Insurance issued by Lawyers Title Insurance Corporation, Commitment No. 2-11007(C), as endorsed and marked in connection with the making of the Loan evidenced by the Note and the recording of this Instrument.

                                    Exhibit D

                              LIST OF MAJOR TENANTS

                                      NONE

                                    Exhibit E

               Allocated Loan Amounts and Individual Property List

 -------------------------------------------------------------------------------------------------------------------
                                                                                                        LOAN
                                                                  YEAR             # OF              ALLOCATION
  PROPERTY NAME                      CITY             ST          ACQ'D            UNITS              BALANCE
                                                                                                     (IN $000S)
  -------------------------------------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------------------------------------
  CORNERSTONE REALTY INCOME TRUST INC.
  LOAN NO.: 6 103 650
  TAX ID NO.: 54-1589139
  -------------------------------------------------------------------------------------------------------------------
  Ashley Run                         Norcross         GA          1997             348                $13,700
  -------------------------------------------------------------------------------------------------------------------
  Spring Lake                        Morrow           GA          1998             188                 $6,000
  -------------------------------------------------------------------------------------------------------------------
  Stone Brook                        Norcross         GA          1997             188                 $6,350
  -------------------------------------------------------------------------------------------------------------------
  Arbors at Windsor Lake             Columbia         SC          1997             228                 $6,450
  -------------------------------------------------------------------------------------------------------------------
  Hampton Pointe                     Charleston       SC          1998             304                 $9,150
  -------------------------------------------------------------------------------------------------------------------
  Westchase                          Charleston       SC          1997             352                 $8,900
  -------------------------------------------------------------------------------------------------------------------
                                                                                   1,608              $50,550
  -------------------------------------------------------------------------------------------------------------------
  CRIT-NC, LLC
  LOAN NO.: 6 103 651
  TAX ID NO.: 54-1882705
  -------------------------------------------------------------------------------------------------------------------
  Charleston Place                   Charlotte        NC          1997             214                 $6,150
  -------------------------------------------------------------------------------------------------------------------
  Remington Place                    Raleigh          NC          1997             136                 $4,750
  -------------------------------------------------------------------------------------------------------------------
  St. Regis                          Raleigh          NC          1997             180                 $6,200
  -------------------------------------------------------------------------------------------------------------------
  Stone Point                        Charlotte        NC          1998             192                 $5,850
  -------------------------------------------------------------------------------------------------------------------
                                                                                   722                $22,950
  -------------------------------------------------------------------------------------------------------------------
                                                                  Total Loan       2,330              $73,500
  -------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT F

                                     Sheet 1

1999 & BEYOND ALLOCATED IMPROVEMENT BUDGET

Adjusted Per Unit Calculation

----------------------------------------------------------------------------------------------------------------------
                                                       2 YR.          1999                      TOTAL
                                                       RENOV.       BUDGETED                   CAPITAL
                                                       ENDING       IMPROVE-     ADJUSTED      IMPROVE-
               COMMUNITY                   UNITS        DATE         MENTS       PER UNIT        MENT
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
THE ARBORS AT WINDSOR LAKE                     228     1/1/99          161,000        $ 706      161,000
----------------------------------------------------------------------------------------------------------------------
CHARLESTON PLACE                               214    5/14/99          270,000       $1,262      270,000
----------------------------------------------------------------------------------------------------------------------
WESTCHASE APARTMENTS                           352    1/15/99          367,000       $1,043      367,000
----------------------------------------------------------------------------------------------------------------------
ASHLEY RUN                                     348    4/30/99          400,000       $1,149      400,000
----------------------------------------------------------------------------------------------------------------------
                                                                                                            AVERAGE
----------------------------------------------------------------------------------------------------------------------
                                             1,142                                             1,198,000    $1,049
----------------------------------------------------------------------------------------------------------------------
COMMUNITIES STILL IN RENOV. PERIOD
----------------------------------------------------------------------------------------------------------------------
STONE BROOK                                    188    10/31/99         215,000       $1,144
----------------------------------------------------------------------------------------------------------------------
ST. REGIS                                      180       "             204,000       $1,133
----------------------------------------------------------------------------------------------------------------------
REMINGTON PLACE                                136       "             135,000        $ 993
----------------------------------------------------------------------------------------------------------------------
SPRING LAKE                                    188    8/12/00          506,000       $2,691
----------------------------------------------------------------------------------------------------------------------
STONE POINT                                    192    1/15/00          186,500        $ 971
----------------------------------------------------------------------------------------------------------------------
HAMPTON POINTE                                 304    3/31/00          400,000       $1,316
----------------------------------------------------------------------------------------------------------------------
SUB TOTAL                                    1,188                   1,646,500       $8,248    1,646,500    $1,386
----------------------------------------------------------------------------------------------------------------------
TOTAL                                        2,330                                             2,844,500    $1,221
----------------------------------------------------------------------------------------------------------------------

CORNERSTONE REQUIRED TO SPEND ON CAPITAL IMPROVEMENTS APPROXIMATELY 80% OF THE ABOVE ALLOCATED INDIVIDUAL PROPERTY IMPROVEMENT BUDGETED AMOUNTS ON A PRORATA BASIS FOR A TOTAL OF NOT LESS THAN $2,400,000 BY YEAR END 2000.

IN ADDITION TO THE ABOVE GENERAL IMPROVEMENTS, CORNERSTONE UNDER THE CAPITAL IMPROVEMENT PROVISIONS OF THE LOAN DOCUMENTS WILL ALSO PERFORM THE FOLLOWING SPECIFIC REPAIRS:

BEFORE YEAR END 2000

1. REPLACE THE EXTERIOR DEFECTIVE MASONITE SIDING AT ST. REGIS AND REPAIR ANY EXTERIOR WOOD DAMAGE. 2. PAINT EXTERIOR OF WEST CHASE APARTMENTS.

           AGREED AND ACCEPTED: CORNERSTONE REALTY INCOME TRUST, INC.

                                    BY  /S/  STANLEY J. OLANDER, JR.
                                       -------------------------------
                                    ITS  CHIEF FINANCIAL OFFICER
                                        ------------------------------

         DATE:   9/27/99
               -----------